Exhibit 4.2

Execution Version

FIRST AMENDED AND RESTATED

STOCK PURCHASE AGREEMENT

dated as of March 30, 2015

by and between

CENTRUE FINANCIAL CORPORATION

and

THE UNDERSIGNED ENTITY

STOCK PURCHASE AGREEMENT

TABLE OF CONTENTS

RECITALS		1

ARTICLE I	PURCHASE; CLOSING	3
1.1	Purchase	3
1.2	Closing	3

ARTICLE II	REPRESENTATIONS AND WARRANTIES	9
2.1	Disclosure	9
2.2	Representations and Warranties of the Company	10
2.3	Representations and Warranties of the Investor	28

ARTICLE III	COVENANTS	32
3.1	Filings; Other Actions	32
3.2	Access, Information and Confidentiality	34
3.3	Reasonable Efforts	35
3.4	Conduct of the Business	35
3.5	Other Investors	39
3.6	Trust Capital Securities Transactions	39
3.7	Notice of Other Terminations	39
3.8	Proceeds Plan	39

ARTICLE IV	ADDITIONAL AGREEMENTS	39
4.1	Governance Matters	39
4.2	Transfers; Legend; Form D	42
4.3	Indemnity	43
4.4	Preemptive Rights	45
4.5	Registration Rights	47
4.6	Takeover Laws; No Rights Triggered	57
4.7	Avoidance of Control	57
4.8	ERISA Matters	58
4.9	Most Favored Nation	58
4.10	Exclusivity	59

ARTICLE V	TERMINATION	60
5.1	Termination	60
5.2	Effects of Termination	60

ARTICLE VI	MISCELLANEOUS	61
6.1	Survival	61
6.2	Expenses	61
6.3	Amendment	61
6.4	Waivers	61
6.5	Counter Parts and Facsimile	62

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6.6	Governing Law	62
6.7	Waiver of Jury Trial	62
6.8	Notices	62
6.9	Entire Agreement, Etc.	63
6.10	Other Definitions	63
6.11	Captions	64
6.12	Severability	64
6.13	No Third-Party Beneficiaries	64
6.14	Time of Essence	65
6.15	Public Announcements	65
6.16	Specific Performance	65
6.17	No Recourse	65

ii

INDEX OF DEFINED TERMS

Term	Location of Definition

2034 Capital Securities	2
2034 Debentures	2
2034 Indenture	2
2037 Capital Securities	2
2037 Debt Securities	2
2037 Indenture	2
accredited investor	29
Acquisition Proposal	63
Affiliate Agency	63 26
Agreement	1
Audited Financial Statements	13
Bank	6
Bank Board	41
bank holding company	57
Beneficial Ownership Benefit Plan	63 20
BHC Act	3
Board of Directors	2
Burdensome Condition	4
business day	63
Bylaws	10
Centrue Statutory Trust #2	2
Centrue Statutory Trust #3	2
Certificate of Incorporation	10
Charter Amendment	2
CIBCA	6
Closing	3
Closing Date	3
Code	15
Common Stock	1
commonly controlled insured depository institution	57
Company	1
Company Financial Statements	13
Company Preferred Stock	11
Company Reports	13
Company Significant Agreement	16
Company Stock Option Plan	11
Company Subsidiaries	10
Company Subsidiary	10
Company’s knowledge	63
control	63

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controlled by	63
CRA	19
Credit Agreement	1
De Minimis Claim	44
Disclosure Schedule	8
Environmental Laws	23
ERISA	20
ERISA Affiliate	21
ERISA Plan	21
excess parachute payment	21
Exchange Act	43
Expedited Issuance	46
FDI ACT	10
FDIC	10
Federal Reserve	4
financial institution	19
Firm	5
free writing prospectus	53
GAAP	9
Governmental Approval	63
Governmental Entity	13
Holder	55
Holder’s Counsel	55
IDFPR	4
Indemnified Party	43
Indemnifying Party	43
Indemnitee	53
Information	34
Insurer	26
Intellectual Property	24
Investment	1
Investment Manager	31
Investor	1
Investor Designated Director	40
Investor Indemnitors	41
Investor Related Party	65
Investor Response	38
IRS	15
knowledge of the Company	63
Liens	3
Loan Investor	26
Loans	25
Losses	43
Material Adverse Effect	8
material contract	17
New Issuance	45

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New Security	45
Nominating Committee	40
Observer	41
OFAC	19
Original Agreement	2
Other Investors	38
Other Investors List	1
Other Private Placements	1
Outside Date	63
PATRIOT Act	18
Pending Underwritten Offering	56
Pension Plan	21
Permitted Liens	14
Permitted Transferee	42
Per Share Purchase Price	1
person Piggyback Registration	63 48
Placement Agent	25
Pre-Closing Period	35
Preemptive Amount	45
Preemptive Rights	45
Preemptive Rights Notice	45
Previously Disclosed	9
Primary Investment Transaction	1
Proceeds Plan	39
Purchase Price	3
Purchased Shares	2
Qualifying Ownership Interest	39
Register/registered/registration	55
Registrable Securities	55
Registration Expenses	56
Regulatory Agreement	25
Required Approvals	4
Rule 144, Rule 144a, Rule 158, Rule 159A, Rule 405, Rule 415, Rule 424	56
Scheduled Black-out Period	56
SEC	46
Securities Act	18
Selling Expenses	56
Senior Debt Settlement	1
Series C Preferred Stock	2
Series C Transaction	2
Shelf Registration Statement	47
Signing Payment Date	60
Special Registration	54
Stockholder Approval	4

v

Takeover Law	23
TARP Transaction	1
TARP Warrant	1
Tax	16
Tax Return	16
Taxes	16
Threshold Amount	44
Trading Market	52
Transactions	4
Treasury	1
Treasury Regulation	16
Trust Capital Securities Transactions	2
Unaudited Financial Statements	13
under common control with	63
Unlawful Gains	19
VCOC	58
VCOC Investor	58
Voting Debt	11
Voting Securities	6
Written Agreement	25

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               FIRST AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, dated as of March ____, 2015 (this “Agreement”), by and between Centrue Financial Corporation, a Delaware corporation (the “Company”), and the undersigned entity (the “Investor”).

RECITALS:

               A.          Investment. The Company intends to sell to the Investor, and the Investor intends to purchase from the Company, as an investment in the Company, at the Closing (as hereinafter defined) a number of shares of common stock, par value $0.01, of the Company (the “Common Stock”) at a price per share of Common Stock equal to $0.40 (the “Per Share Purchase Price”) on the terms and conditions described herein (collectively, the “Investment”).

               B.          Other Private Placements. Contemporaneously with the Investment, the Company intends to sell in several other private placement transactions to other investors to be identified by the Company (collectively, the “Other Investors”) shares of Common Stock at the Per Share Purchase Price contemporaneously with the closing of the Investment contemplated herein (collectively, the “Other Private Placements”). The Investment and the Other Private Placements are collectively referred to as the “Primary Investment Transactions”. The Primary Investment Transactions are expected to yield $75,000,000 in gross proceeds through the issuance of 187,500,000 newly issued shares of Common Stock.

               C.          Senior Debt. The Company and LaSalle Bank National Association entered into the Amended and Restated Loan and Subordinated Debenture Purchase Agreement dated as of March 31, 2008, as amended by the Amendment to Loan Agreement and Reaffirmation of Pledge Agreement dated as of December 19, 2008, the Second Amendment to Loan Agreement, Consent and Reaffirmation of Pledge Agreement dated as of February 23, 2009, the Third Amendment to Loan Agreement and Reaffirmation of Pledge Agreement dated as of March 31, 2009, the Fourth Amendment to Loan Agreement and Reaffirmation of Pledge Agreement dated as of June 16, 2010, and the Fifth Amendment to Loan Agreement and Reaffirmation of Pledge Agreement dated as of November 16, 2010, the Sixth Amendment to Loan Agreement and Reaffirmation of Pledge Agreement dated as of March 29, 2011 and the Seventh Amendment to Loan Agreement and Reaffirmation of Pledge Agreement dated as of March 22, 2012 (as amended and as further amended, restated, modified or supplemented and in effect from time to time, collectively, the “Credit Agreement”). Bank of America, N.A. is the successor in interest to LaSalle Bank National Association and transferred its entire interest in the Credit Agreement (and any ancillary agreements) to Cole Taylor Bank. In connection with the Primary Investment Transactions, the Company intends to settle in full all of the Company’s obligations (including with respect to unpaid principal balance, accrued but unpaid interest thereon and all administrative and other fees or penalties) under the Credit Agreement (the “Senior Debt Settlement”).

               D.          U.S. Treasury. In connection with the Primary Investment Transactions, the Company intends to cancel the warrant to purchase 508,320 shares of Common Stock (as hereinafter defined) at an exercise price of $9.64 per share held by the United States Department of Treasury (the “Treasury”) (the “TARP Warrant”) in its entirety (the “TARP Transaction”).

               E.          Series C Transactions. In connection with the Primary Investment Transactions, the Company intends to redeem the 32,668 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series C of the Company (the “Series C Preferred Stock”) (the “Series C Transaction”).

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               F.          Trust Capital Securities Transactions. In connection with the Primary Investment Transactions, the Company intends (1) to pay all accrued and unpaid interest, including deferred interest and other amounts due or to become due through the Closing (other than as a result of acceleration), in respect of its (i) Floating Rate Junior Subordinated Deferrable Interest Debentures due 2034 (the “2034 Debentures”) issued under the Indenture dated as of April 22, 2004 between the Company and U.S. Bank National Association, as Trustee (the “2034 Indenture”); and (ii) Fixed/Floating Rate Junior Subordinated Debt Securities due 2037 (the “2037 Debt Securities”) issued under the Indenture dated as of April 19, 2007 between the Company and Wilmington Trust Company, as Trustee (the “2037 Indenture”), and to take all such other actions as may be necessary to cure and to cause to be waived all defaults thereunder; and (2) to cause (i) the Trustee in respect of the 2034 Debentures to pay to the Institutional Trustee named in the Amended and Restated Declaration of Trust of Centrue Statutory Trust #2, dated as of April 19, 2004 (“Centrue Statutory Trust #2”), for the benefit of the holders of Capital Securities issued thereunder (the “2034 Capital Securities”) and (ii) the Trustee in respect of the 2037 Debt Securities to pay to the Institutional Trustee named in the Amended and Restated Declaration of Trust of Centrue Statutory Trust #3 (“Centrue Statutory Trust #3”), dated as of April 19, 2007, for the benefit of the holders of Capital Securities issued thereunder (the “2037 Capital Securities”), such amounts, and to take all such other actions, as may be necessary to cure and to cause to be waived all defaults in respect of the 2034 Capital Securities and the 2037 Capital Securities (collectively, the “Trust Capital Securities Transactions”).

               G.          Charter Amendment. The Company will file an amendment to the Certificate of Incorporation (as defined below), the substantive provisions of which are set forth, in agreed form, on Exhibit A hereto (the “Charter Amendment”) with the Secretary of State of the State of Delaware in order to, among other things, increase the number of authorized shares of the Common Stock to at least 202,500,000 shares or such larger number as the board of directors of the Company (the “Board of Directors”) determines is necessary or desirable to effectuate the Primary Investment Transactions, and to adopt certain restrictions on acquisitions and dispositions of securities to prevent an “ownership change” within the meaning of Code (as hereinafter defined) Section 382(g).

               H.          Original Agreement. The Company and Capital Z Partners III, L.P. previously executed that certain Stock Purchase Agreement on or about August 9, 2014, as amended by the First Amendment to Stock Purchase Agreement dated on or about January 12, 2015 (the “Original Agreement”). Capital Z Partners III, L.P. has since assigned its rights under the Original Agreement to an Affiliate pursuant to and in accordance with Section 6.9. The parties desire to amend and restate the Original Agreement, as hereafter amended and restated in its entirety as of the date hereof.

               NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

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ARTICLE I

PURCHASE; CLOSING

               1.1             Purchase. On the terms and subject to the conditions set forth herein, at the Closing, the Investor will purchase from the Company, and the Company will issue and sell to the Investor, the number of shares of Common Stock specified on Exhibit B hereto (such shares of Common Stock issued and sold to the Investor, the “Purchased Shares”. Notwithstanding the foregoing, or anything contained herein to the contrary, the Purchased Shares shall be determined as follows: (a) shares of Common Stock being sold in the Primary Investment Transactions shall be allocated by the Company first to permit the Investor its indicated percentage (as set forth on the Investor’s signature page hereto) of ownership or control (as defined in and determined for purposes of the Bank Holding Company Act of 1956, as amended (the “BHC Act”)) of the shares of Common Stock (after taking into account allocations to the Other Investors) and in an amount sufficient to ensure that the conditions set forth in Sections 1.2(c)(2)(x), 2.2(cc), 3.1 and 4.7 shall be satisfied (provided, that in no event will the Investor be required to purchase shares of Common Stock (i) in excess of the number of shares of Common Stock specified on the Investor’s signature page hereto, and (ii) to the extent such purchase would cause the conditions set forth in Sections 1.2(c)(2)(x), 2.2(cc), 3.1 and 4.7 to fail to be satisfied) and (b) the remaining shares of Common Stock being sold in the Primary Investment Transactions shall be allocated to the Other Investors based on the ratio their subscription amounts bear to the total number of shares of Common Stock subscribed for by the Other Investors. After giving effect to the Transactions (as hereinafter defined), it is the intention of the parties that the Investor shall own and control (as such term is defined in the BHC Act) 23.646% of the Company’s total equity.

               1.2             Closing.

               (a)              Subject to the satisfaction (or, to the extent permitted, written waiver) of the conditions set forth in Section 1.2(c), the closing of the Investment (the “Closing”) shall take place contemporaneously with the closing of the Other Private Placements at the offices of Howard & Howard Attorneys PLLC located at 200 S. Michigan Ave., Ste. 1100, Chicago, IL 60604, or remotely via the electronic or other exchange of documents and signature pages, as soon as practicable, but in no event later than the second business day after the satisfaction or waiver of the conditions set forth in Section 1.2(c) (excluding conditions that, by their terms, cannot be satisfied until the Closing, but the Closing shall be subject to the satisfaction or waiver of those conditions), or at such other place or such other date as agreed to by the parties hereto. The date of the Closing is referred to as the “Closing Date”.

               (b)             Subject to the satisfaction or waiver on the Closing Date of the applicable conditions to the Closing set forth in Section 1.2(c), at the Closing:

                                 (1)               the Company will deliver to the Investor the Purchased Shares, free and clear of any lien, adverse right or claim, charge, option, pledge, covenant, title defect, security interest or other encumbrances of any kind (other than restrictions on transfer imposed by applicable securities laws or as contemplated by this Agreement) (“Liens”), as evidenced by one or more certificates dated the Closing Date and bearing the appropriate legends as herein provided; and

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                                 (2)               the Investor will deliver to the Company, by wire transfer of immediately available funds to an account or accounts designated by the Company in writing two (2) business days prior to the Closing Date, an amount equal to the purchase price specified on the Investor’s signature page hereto (the “Purchase Price”); it being understood and agreed that the Investor must have received the Purchased Shares (pursuant to its written delivery instructions provided to the Company prior to the Closing) prior to being obligated to wire such funds; and

               (c)              Closing Conditions.

                                 (1)               The obligation of the Investor, on the one hand, and the Company, on the other hand, to effect the Closing is subject to the satisfaction of or written waiver by the Investor and the Company prior to the Closing of the following conditions:

(i) (A) no provision of any applicable law or regulation and no judgment, injunction, order or decree by any Governmental Entity shall prohibit the Closing or shall prohibit or restrict Investor from owning or voting any Purchased Shares and (B) no lawsuit shall have been commenced by any Governmental Entity seeking to effect any of the foregoing;

(ii) all Governmental Approvals (as hereinafter defined) of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and the Illinois Department of Financial & Professional Regulation (the “IDFPR”) required to have been obtained at or prior to the Closing Date for the consummation or effectiveness (as applicable) of the Primary Investment Transactions, the Senior Debt Settlement, the TARP Transaction, the Series C Transaction, the Trust Capital Securities Transactions, and the Charter Amendment (collectively, the “Transactions”) shall have been obtained and shall be in full force and effect (such Governmental Approvals, the “Required Approvals”); provided, however, that, with respect to the Investor, except for standard passivity and anti-association commitments to the Federal Reserve, or to the IDFPR, if any, (A) no Required Approval shall impose or contain any restraint or condition that would reasonably be expected to impair in any material respect the benefits to the Investor of the Investment; (B) no Required Approval shall require any modification of governance arrangements with respect to, or impose any capital or other support requirements on, the Investor or any of its Affiliates (as hereinafter defined); (C) no Required Approval shall impose any restriction or condition on the Investor or any of its Affiliates which Investor determines, in its good faith judgment, is a commercially unreasonable burden on the Investor (or any of its Affiliates); and (D) no Required Approval shall require the Investor or any of its Affiliates to provide the Company or any Governmental Entity any of its, its investment advisor’s or its or their control persons’ or equity holders’ nonpublic, proprietary, personal or otherwise confidential information including the identities of limited partners, shareholders or members of the Investor or its Affiliates or their investment advisors (except that the Investor shall provide to any Governmental Entity the information of the Investor or its Affiliates that has been previously disclosed by Investor or its Affiliates in connection with other bank holding company investments) (each, a “Burdensome Condition”);

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(iii) the requisite approval of the Company’s stockholders of the Charter Amendment shall have been obtained (the “Stockholder Approval”);

(iv) (A) since the date of this Agreement, there shall have been no material change to Section 382 or 383 of the Code or the Treasury Regulations thereunder, or any published material administrative pronouncement (such as the issuance of proposed or temporary regulations, a Revenue Ruling, Revenue Procedure, Notice or Announcement, but excluding any “non-published” materials such as a private letter ruling, field service advice, general counsel’s memorandum, internal legal memorandum or chief counsel’s advice) directly interpreting Section 382 or 383 of the Code or the Treasury Regulations thereunder, in each case, the application of which could cause the net operating loss carryforwards, unrealized built-in losses, tax credits, or capital loss carryforwards of the Company and any of Company Subsidiaries that exist on or after the Closing Date to be subject to limitation under Section 382 or 383 of the Code after consummation of the Transactions, and (B) Schiff Hardin LLP (the “Firm”) shall have delivered an opinion in form and substance satisfactory to the Investor to the effect that, based on the most current information available prior to the Closing Date as provided by the Company to the Firm, the consummation of the Transactions should not cause an “ownership change” within the meaning of Section 382 of the Code;

(v) the consummation of the Transactions shall qualify as a recapitalization for financial accounting purposes under GAAP;

(vi) the conditions set forth on Section 1.2(c)(1)(vi) of the Disclosure Schedule shall have been satisfied; and

(vii) the Company shall receive contemporaneously with the Closing, or shall have received prior to the Closing, gross proceeds of not less than $72,000,000.00 and not more than $76,000,000.00 from the Primary Investment Transactions and the price per share of Common Stock sold in the Other Private Placements shall be no less than the Per Share Purchase Price (assuming in each case that the Investment has been consummated).

                                  (2)               The obligation of the Investor to effect the Closing is subject to the satisfaction of or written waiver by the Investor prior to the Closing of the following conditions:

(i) the representations and warranties of the Company set forth in Section 2.2 of this Agreement that (A) are not made as of a specific date shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as though made as of the Closing Date, and (B) are made as of a specific date shall have been true and correct as of such specific date, in each case, except where the failure to be true and correct (without regard to any materiality or Material Adverse Effect (as hereinafter defined) qualifications contained therein) has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (and except that (x) the representations and warranties of the Company set forth in Sections 2.2(d)(2) and (3), 2.2(f) and 2.2(v) shall be true and correct in all material respects, (y) the representations and warranties of the Company set forth in Sections 2.2(a), 2.2(b), 2.2(d)(1), 2.2(j)(3), 2.2(q) and 2.2(y) shall be true and correct in all respects, and (z) the representations and warranties of the Company set forth in Section 2.2(c)(1) shall be true and correct except to a de minimis extent);

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(ii) the Company shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing under this Agreement;

(iii) the Investor shall have received a certificate signed on behalf of the Company by a senior executive officer certifying to the effect that the conditions set forth in Sections 1.2(c)(2)(i) and (ii) have been satisfied;

(iv) since the date of this Agreement, there shall not have occurred and be continuing any circumstance, event, change, development or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(v) prior to the Closing, the Charter Amendment shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect as of the Closing Date;

(vi) (A) all conditions to the closing of the TARP Transaction shall have been satisfied (other than the consummation of the Primary Investment Transactions) and (B) contemporaneously with the Closing (but after the consummation of the Trust Capital Securities Transactions), the Company shall consummate the TARP Transaction;

(vii) (A) all conditions to the closing of the Senior Debt Settlement shall have been satisfied (other than the consummation of the Primary Investment Transactions) and (B) contemporaneously with the Closing, the Company shall consummate the Senior Debt Settlement;

(viii) (A) all conditions to the closing of the Series C Transaction shall have been satisfied (other than consummation of the Primary Investment Transactions) and (B) contemporaneously with the Closing (but after the consummation of the Trust Capital Securities Transactions), the Company shall consummate the Series C Transaction;

(ix) neither the Investor nor any of its Affiliates shall have been informed by the Federal Reserve, or otherwise have reason to believe, that, after giving effect to the Transactions, (A) it will be deemed to control the Company or Centrue Bank (the “Bank”) for purposes of the BHC Act or the Federal Reserve’s Regulation Y thereunder, or (B) it will be required following the Closing to register as a bank holding company;

(x) the purchase of Purchased Shares by the Investor shall not cause the Investor, together with any other person whose Company securities would be aggregated with the Investor’s Company securities for purposes of any banking regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by the Investor and such other Persons) would represent more than 24.99% of any class of voting securities (within the meaning of the Change in Bank Control Act, as amended (the “CIBCA”), the BHC Act and Regulation Y promulgated thereunder (“Voting Securities”) of the Company outstanding at such time;

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(xi) no legal proceeding shall be pending or threatened against the Investor, the Company or any Company Subsidiary (or any of their respective Affiliates) by any person that could make the Closing illegal or otherwise retrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement or otherwise relating to or arising out of the announcement of this Agreement or any of the transactions contemplated by this Agreement;

(xii) the aggregate amount of the Bank’s Core Deposits (calculated as all deposits as defined in Section 12 U.S.C. §1813(1) other than time deposits) shall not be less than $460,000,000 immediately prior to the Closing;

(xiii) the Bank’s total equity capital as set forth on the Bank’s most recent balance sheet (in accordance with Call Report methodology) shall not be less than, or reasonably expected to be less than, $63,000,000 immediately prior to the Closing;

(xiv) the Bank’s regulatory Leverage Ratio (Tier 1 capital as a percent of adjusted average assets) shall be equal to or in excess of 10% pro forma for the Primary Investment Transactions, Senior Debt Settlement, Trust Capital Securities Transactions and Series C Transaction; and

(xv) the Investor shall have received written evidence, in form and substance satisfactory to it, including from the Company (and, upon the Investor’s request, from the Company’s legal counsel in a written opinion) and (A) from the applicable Institutional Trustee in respect of Centrue Statutory Trust # 2 and Centrue Statutory Trust #3; and (B) from the applicable Trustee in respect of the 2034 Indenture and the 2037 Indenture, to the effect that (x) subject only to the consummation of the Trust Capital Securities Transactions, there are no Events of Default under the respective Indentures or under the Centrue Statutory Trust #2 or Centrue Statutory Trust #3, as applicable, other than the non-payment of the payments in respect of the 2034 Debentures, the 2037 Debt Securities, the 2034 Capital Securities or the 2037 Capital Securities, as the case may be, which may have become due by acceleration as a result of the end of the respective Extension Periods (as defined therein) relating thereto, (y) upon the payment of the amounts described in the preceding clause (x), all Events of Default under the respective Indentures or Centrue Statutory Trust #2 or Centrue Statutory Trust #3, other than the nonpayment of payments which shall become due by acceleration, shall have been cured, waived or otherwise remedied as provided in the applicable Indentures or Centrue Statutory Trust #2 or Centrue Statutory Trust #3; provided that if the 2034 Debentures or 2037 Debt Securities shall have been accelerated on or prior to the Closing Date, there also shall be delivered to the Investor written evidence satisfactory to it that (i) holders of a majority in aggregate principal amount of the 2034 Debentures and/or the 2037 Debt Securities, as the case may be, have waived in writing all defaults and rescinded and annulled such acceleration and its consequences and (ii) a majority in aggregate liquidation amount of the 2034 Capital Securities and/or the 2037 Debt Securities, as applicable, shall have consented in writing to such waiver or rescission and annulment; and (z) the consummation of the Transactions (other than the Trust Capital Securities Transactions) shall not constitute a Default or Event of Default (with or without the passage of time, the giving of notice, or both) with respect to the 2034 Debentures, the 2037 Debt Securities, the 2034 Capital Securities or the 2037 Capital Securities, as the case may be.

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                                 (3)               The obligation of the Company to consummate the Closing is subject to the satisfaction of or written waiver by the Company prior to the Closing of the following conditions:

(i) the representations and warranties of the Investor set forth in Section 2.3 of this Agreement that (A) are not made as of a specific date shall have been true and correct in all material respects as of the date of this Agreement and (except for the representations and warranties set forth in Section 2.3(f)(3)) shall be true and correct in all material respects as of the Closing Date as though made as of the Closing Date, and (B) are made as of a specific date shall have been true and correct in all material respects as of such specific date, in each case, without regard to any materiality qualifications contained therein, except to the extent that any inaccuracies in such representations and warranties, taken as a whole, are not reasonably expected to materially and adversely affect the Investor’s ability to consummate the transactions contemplated by this Agreement in a timely manner;

(ii) the Investor shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing under this Agreement;

(iii) the Company shall have received a certificate signed by the Investor certifying to the effect that the conditions set forth in Sections 1.2(c)(3)(i) and (ii) have been satisfied; and

(iv) subject to Section 3.5, the Company shall have received a certificate signed by the Investor to the effect that the representations and warranties set forth in Section 2.3(f)(3) shall be true and correct in all material respects as though made at and as of the Closing Date.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

               2.1             Disclosure.

               (a)              On or prior to the date of this Agreement, the Company delivered to the Investor a schedule (the “Disclosure Schedule”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 2.2 or to one or more of its covenants contained in this Agreement; provided, however, that notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in such schedule shall not be deemed an admission that such item represents a material exception or material fact, event, or circumstance or that such item has had or would reasonably be expected to have a Material Adverse Effect.

               (b)             As used in this Agreement, the term “Material Adverse Effect” means any fact, event, change, condition, development, circumstance or effect that, individually or in the aggregate, (1) would be material and adverse to the business, assets, liabilities, obligations, properties, results of operations or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole, other than any such fact, event, change, condition, development, circumstance or effect attributable to, resulting from, arising out of or relating to (i) any change or proposed change, after the date hereof, in banking or similar laws, rules or regulations of general applicability or interpretations thereof by Governmental Entities, (ii) any change, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or interpretations thereof, (iii) changes, after the date hereof, affecting the financial services industry generally, the United States economy or general economic conditions, including changes in prevailing interest rates, credit markets, secondary or mortgage market conditions or housing price appreciation/depreciation trends, including changes to any previously correctly applied asset marks resulting therefrom, (iv) national or international political or social conditions generally in the jurisdiction of organization or any other jurisdiction in which the Company and any Company Subsidiary operates, including the engagement by the United States in hostilities or escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence of any military or terrorist attack upon the United States, or any of its territories, possessions, or diplomatic or consular offices, (v) any act of God, including but not limited to weather, natural disasters and earthquakes, (vi) the failure of the Company to meet any internal or public projections, forecasts, estimates or guidance for any period ending after December 31, 2013; provided that the exception in this clause (vi) shall not prevent or otherwise affect a determination that any fact, event, change, condition, development, circumstance or effect underlying such a failure has resulted in, or contributed to, a Material Adverse Effect, (vii) the Written Agreement (as hereinafter defined), or (viii) any actions taken at the specific written request of the Investor, except in the case of the foregoing clauses (i), (ii), (iii), (iv) or (v), to the extent any fact, event, change, condition, development, circumstance or effect referred to therein has or would reasonably be expected to have a disproportionate impact on the business, assets, liabilities, obligations, properties, results of operations or condition (financial or otherwise) of the Company and the Company Subsidiaries, taken as a whole, relative to other similarly situated industry participants, or (2) would materially impair the ability of the Company to perform its obligations under this Agreement or to consummate the Closing.

               (c)              “Previously Disclosed” with regard to the Company means information set forth on the Disclosure Schedule corresponding to the provision of this Agreement to which such information relates; provided that any matter disclosed in any section of the Disclosure Schedule shall be deemed disclosed in all other sections of the Disclosure Schedule and any matter disclosed in any portion or section of the Disclosure Schedule shall be disclosed in all other portions or sections of the Disclosure Schedule to the extent that such disclosure is reasonably apparent to be applicable to such other section of the Disclosure Schedule or portion thereof, as the case may be, notwithstanding the reference to a particular section of the Disclosure Schedule.

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               (d)             Information which is reasonably apparent on its face that it relates to another provision of this Agreement, shall also be deemed to be Previously Disclosed with respect to such other provision.

               2.2             Representations and Warranties of the Company. Except as Previously Disclosed, the Company represents and warrants as of the date of this Agreement and as of the Closing (except to the extent made only as of a specified date, in which case as of such date) to the Investor that:

               (a)              Organization and Authority.

                                 (1)               The Company is a corporation duly organized and validly existing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have or reasonably be expected to have a Material Adverse Effect and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

                                 (2)               The Company is duly registered as a bank holding company under the BHC Act. Section 2.2(a)(2) of the Disclosure Schedule includes true, correct and complete copies of the Company’s Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”) and the Company’s bylaws as amended through the date of this Agreement (the “Bylaws”). The Company is not in violation of any of the provisions of the Certificate of Incorporation or the Bylaws.

               (b)              Company’s Subsidiaries.

                                 (1)               Section 2.2(b)(1) of the Disclosure Schedule sets forth a true, complete and correct list of all of its subsidiaries (individually, a “Company Subsidiary” and, collectively, the “Company Subsidiaries”), all shares of the outstanding capital stock of each of which are owned directly or indirectly by the Company. No equity security of any Company Subsidiary is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, gross-up right, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Company Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. All of such shares so owned by the Company are duly authorized and validly issued, fully paid and nonassessable and, except as set forth in the Credit Agreement, are owned by it free and clear of any Liens with respect thereto. Each Company Subsidiary is an entity duly organized, validly existing, duly qualified to do business and in good standing under the laws of its jurisdiction of organization, and has corporate or other appropriate organizational power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted. Except in respect of the Company Subsidiaries, the Company does not own beneficially, directly or indirectly, more than five percent (5%) of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

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                              (2)                  The Bank is a direct, wholly-owned subsidiary of the Company, is duly organized and validly existing as an Illinois state chartered bank and a member of the Federal Reserve System and its deposit accounts are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by the Federal Deposit Insurance Act, as amended (the “FDI Act”) and the rules and regulations of the FDIC thereunder, and all premiums and assessments required to be paid in connection therewith have been paid when due. The Bank is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and failure to be so qualified would have or reasonably be expected to have a Material Adverse Effect. The FDIC has not been appointed as a receiver of the Bank. True, correct and complete copies of the charter and bylaws (or similar governing documents) of the Bank as amended through the date of this Agreement have been made available to the Investor prior to the date hereof or have been filed with a Company Report. No Company Subsidiary is in violation of any of the provisions of its charter or bylaws.

               (c)              Capitalization.

                                 (1)               Subject to the effectiveness of the Charter Amendment, the authorized capital stock of the Company consists of 15,000,000 shares of Common Stock and 200,000 shares of preferred stock, no par value (the “Company Preferred Stock”). As of the date hereof, there are 4,533,653 shares of Common Stock issued and outstanding, 268 shares of Series B Preferred Stock outstanding, 32,668 shares of Series C Preferred Stock outstanding, and 2,635.5462 shares of the Company’s Fixed Rate Non-Voting Perpetual Non-Cumulative Preferred Stock, Series D outstanding, and no other Company Preferred Stock outstanding, and the TARP Warrant allows for the purchase of 508,320 shares of Common Stock by the Treasury at an exercise price of $9.64 per share. As of the date hereof, there are outstanding stock options issued under the Company’s 2003 Stock Option Plan, as amended or supplemented, a copy of which is included in Section 2.2(c)(1) of the Disclosure Schedule, to purchase an aggregate of 192,500 shares of the Common Stock (the “Company Stock Option Plan”). As of the date hereof, other than in respect of the TARP Warrant, awards outstanding under or pursuant to the Company Stock Option Plan and for purposes of the Transactions, no shares of Common Stock or Company Preferred Stock are reserved for issuance. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except in connection with the Transactions, neither the Company nor any Company Subsidiary nor any of its or any Company Subsidiaries’ officers, directors, or employees is a party to any right of first refusal, right of first offer, proxy, voting agreement, voting trust, registration rights agreement, or shareholders agreement with respect to the sale or voting of any securities of the Company. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which the stockholders of the Company may vote (“Voting Debt”) are issued and outstanding. Except as set forth elsewhere in this Section 2.2(c), or in connection with the Transactions, or as Previously Disclosed, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, repurchase rights, commitments, or agreements of any character calling for the purchase or issuance of, or securities or rights convertible into or exchangeable or exercisable for, any shares of Common Stock or Company Preferred Stock or any other equity securities of the Company or Voting Debt or any securities representing the right to purchase or otherwise receive any shares of capital stock of the Company (including any rights plan or agreement). There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of shares of Common Stock pursuant to the Primary Investment Transactions.

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                              (2)                  Section 2.2(c)(2) of the Disclosure Schedule sets forth the following information with respect to each Company Stock Option, which is true, correct and complete as of the date of this Agreement: (A) the name of each holder of Company Stock Options and (B) the number of shares of Common Stock subject to such Company Stock Option, the grant date, exercise price, number of shares vested or not otherwise subject to restrictions, vesting schedule and the Company Stock Option Plan under which such Company Stock Options were granted. Each Company Stock Option (i) was granted in compliance with all applicable laws and all of the terms and conditions of the Company Stock Option Plans pursuant to which it was issued, (ii) has an exercise price per share of Common Stock equal to or greater than the fair market value of a share of Common Stock on the date of such grant and (iii) has a grant date identical to the date on which the Board of Directors or compensation committee of the Board of Directors actually awarded such Company Stock Option.

               (d)             Authorization.

                                 (1)               The Company has the corporate power and authority to enter into this Agreement and the agreements for the other Transactions and, subject to the Stockholder Approval and the effectiveness of the Charter Amendment, to carry out its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the agreements for the other Transactions by the Company and the consummation of the transactions contemplated hereby and thereby, including the issuance of the Purchased Shares in accordance with the terms of this Agreement, have been duly authorized by the affirmative vote of at least a majority of the directors on the Board of Directors. This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery of this Agreement by the Investor, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the failure to obtain the Stockholder Approval and/or cause the Charter Amendment to become effective or by general equitable principles (whether applied in equity or at law). Except for the Stockholder Approval, no other corporate proceedings or stockholder actions are necessary for the execution and delivery by the Company of this Agreement or the agreements for the other Transactions, the performance by the Company of its obligations hereunder or thereunder or the consummation by the Company of the transactions contemplated hereby or thereby.

                                 (2)               Except as set forth on Section 2.2(d)(2) of the Disclosure Schedule, neither the execution and delivery by the Company of this Agreement, the performance by the Company of its obligations hereunder nor the consummation of the transactions contemplated hereby, nor compliance by the Company with any of the provisions of any of the foregoing, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien, upon any of the properties or assets of the Company or any Company Subsidiary under any of the terms, conditions or provisions of (i) the Bylaws and, subject to the Stockholder Approval and the effectiveness of the Charter Amendment, the Certificate of Incorporation or (ii) subject to the Senior Debt Settlement, any material note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which it may be bound, or to which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary may be subject, or (B) assuming that the Governmental Approvals contemplated by clause (3) are duly obtained, violate in any material respect any ordinance, permit, concession, grant, franchise, law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Company or any Company Subsidiary or any of their respective properties.

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                                 (3)               Other than the securities or blue sky laws of the various states and filings, notices, approvals or clearances required under federal or state banking laws or the Regulatory Agreement (as hereinafter defined), no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, or any applicable industry self-regulatory organization (each, a “Governmental Entity”), or expiration or termination of any statutory waiting period, is necessary for the consummation by the Company of the Transactions.

               (e)              Knowledge as to Required Approvals. As of the date of this Agreement, the Company has no knowledge of any reason relating to the Company or any Company Subsidiary why the Required Approvals will not be obtained without the imposition of any Burdensome Condition on or prior to the Closing Date.

               (f)              Financial Statements; Accounting Treatment of the Transactions. Each of the (1) audited consolidated balance sheets of the Company and the Company Subsidiaries for each of the fiscal years ended as of December 31, 2013 and 2012, the related consolidated statements of income, stockholders’ equity and cash flows, together with the notes and schedules thereto, contained in Section 2.2(f)(1) of the Disclosure Schedule (the “Audited Financial Statements”) and (2) the unaudited consolidated balance sheets of the Company and the Company Subsidiaries for each of the calendar quarters ended as of March 31, 2014, June 30, 2014 and September 30, 2014 and the related consolidated statements of income statements, contained in Section 2.2(f)(2) of the Disclosure Schedule (the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Company Financial Statements”), (1) have been prepared from, and are in accordance with, the books and records of the Company and the Company Subsidiaries, (2) complied, as of their respective date, in all material respects with applicable accounting requirements, (3) have been prepared in accordance with GAAP applied on a consistent basis, and (4) present fairly the consolidated financial position of the Company and the Company Subsidiaries at the dates and the consolidated results of operations, changes in stockholders’ equity and cash flows of the Company and the Company Subsidiaries for the periods stated therein (subject to the absence of notes and non-material year-end audit adjustments in the case of Unaudited Financial Statements).

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               (g)             Reports.

                                 (1)               Since December 31, 2012, the Company and each Company Subsidiary have timely filed all reports, registrations, documents, filings, statements and submissions together with any required amendments thereto, that it was required to file with any Governmental Entity (the foregoing, collectively, the “Company Reports”) and have paid all fees and assessments due and payable in connection therewith. As of their respective filing dates, the Company Reports complied in all material respects with all statutes and applicable rules and regulations of the applicable Governmental Entities, as the case may be. There are no outstanding comments from any Governmental Entity with respect to any Company Report. The Company Reports, including the documents incorporated by reference in each of them, each contained all of the information required to be included in it.

                                 (2)               The Company and the Company Subsidiaries are in material compliance with the audit and reporting standards and requirements set forth in Section 36 of the FDI Act and the implementing regulations set forth in 12 C.F.R. Part 363. Since December 31, 2012, (i) neither the Company nor any Company Subsidiary nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any Company Subsidiary, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any Company Subsidiary or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any Company Subsidiary has engaged in questionable accounting or auditing practices, and (ii) no attorney representing the Company or any Company Subsidiary, whether or not employed by the Company or any Company Subsidiary, has reported evidence of a violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors or any committee thereof or to any director or officer of the Company or any Company Subsidiary.

               (h)              Properties and Leases. Except as set forth on Section 2.2(h) of the Disclosure Schedule, and except for any Permitted Liens (as hereinafter defined), the Company and each Company Subsidiary have good title free and clear of any Liens to all the real and personal property reflected in the Company’s consolidated balance sheet as of December 31, 2013, contained in Section 2.2(f)(1) of the Disclosure Schedule, for the period then ended, and all real and personal property acquired since such date, except such real and personal property as has been repossessed or as has been disposed of in the ordinary course of business. For purposes of this Agreement, “Permitted Liens” means (1) Liens for taxes and other governmental charges and assessments arising in the ordinary course which are not yet due and payable, (2) Liens of landlords and Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business for sums not yet due and payable, (3) other Liens or imperfections on property which are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such Lien or imperfection, (4) in the ordinary course of business and consistent with past practice, Liens in favor of the Federal Home Loan Bank of Chicago, the Federal Reserve Bank of Chicago, the FDIC and various political subdivisions for public deposits held, and (5) Liens in favor of Cole Taylor Bank, which shall be fully released at Closing pursuant to the Senior Debt Settlement. Except as has not had or would reasonably not be expected to have a Material Adverse Effect, all leases of real property and all other leases pursuant to which the Company or such Company Subsidiary, as lessee, leases real or personal property are valid and effective in accordance with their respective terms and there is not, under any such lease, any existing material default by the Company or such Company Subsidiary or any event which, with notice or lapse of time or both, would constitute such a material default.

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               (i)               Taxes. Each of the Company and the Company Subsidiaries has timely filed all federal, state, county, local and foreign Tax Returns (as hereinafter defined) required to be filed by it, and all such filed Tax Returns are true, correct and complete in all material respects, and paid all Taxes (as hereinafter defined) owed by it and no material Taxes owed by it or assessments received by it are delinquent. With respect to Taxes not yet due, the Company has made adequate provision in the financial statements of the Company (in accordance with GAAP). The federal income Tax Returns of the Company and the Company Subsidiaries for the fiscal year ended December 31, 2012 and the fiscal year ended December 31, 2013 have been timely filed, and no claims for additional Taxes for such fiscal years are pending before the Internal Revenue Service (the “IRS”). Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case that is still in effect, or has pending a request for any such extension or waiver. Neither the Company nor any Company Subsidiary is a party to any pending action or proceeding for the assessment or collection of Taxes and no material deficiencies have been proposed in writing by any Governmental Entity in connection with an audit or examination of the Tax Returns of the Company or any Company Subsidiary which has not been settled, resolved and fully satisfied, or for which reserves adequate in accordance with GAAP have not been provided on the Company Financial Statements. Each of the Company and the Company Subsidiaries has withheld and paid all material Taxes that it is required to withhold from amounts owing to employees, creditors or other third parties. Neither the Company nor any Company Subsidiary is a party to, is bound by or has any material obligation under, any Tax sharing or Tax indemnity agreement or similar contract or arrangement other than any contract or agreement between or among the Company and any Company Subsidiary. Neither the Company nor any Company Subsidiary has participated in any “reportable transaction” within the meaning of Treasury Regulations Section 1.6011-4, or any other transaction requiring disclosure under analogous provisions of state, local or foreign law. Neither the Company nor any Company Subsidiary has liability for the Taxes of any person other than the Company or any Company Subsidiary under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee, successor or otherwise. Neither the Company nor any Company Subsidiary has been a “distributing corporation” or a “controlled corporation” in any distribution in which the parties to such distribution treated the distribution as one to which Section 355 of the Internal Revenue Code of 1986, as amended (the “Code”), is applicable. The Company has not been a United States real property holding corporation within the meaning of Section 897 of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. Neither the Company nor any Company Subsidiary has undergone an “ownership change” within the meaning of Code Section 382(g) since 2007, and the consummation of the Transactions will not cause an “ownership change” within the meaning of Code Section 382(g). Neither the Company nor any Company Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any period (or any portion thereof) ending after the Closing as a result of any: (1) installment sale or other open transaction disposition made on or prior to the Closing; (2) prepaid amount received on or prior to the Closing; (3) written and legally binding agreement with a Governmental Entity relating to Taxes for any taxable period ending on or before the Closing; (4) change in method of accounting in any taxable period ending on or before the Closing; or (5) election under Section 108(i) of the Code, in each case except in the ordinary course of business consistent with past practice. For the purpose of this Agreement, the term “Tax” (including, with correlative meaning, the term “Taxes”) shall mean any and all domestic or foreign, federal, state, local or other taxes, customs, duties, governmental fees or other like assessments or charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, transfer, sales, use, license, alternative or add on minimum, escheatment or unclaimed property, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added or similar taxes, and the term “Tax Return” means any return, report, information return or other document (including any related or supporting information, and attachments and exhibits) filed or required to be filed with respect to Taxes, including, without limitation, all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendment or supplements to any of the foregoing. “Treasury Regulation” means any final, proposed or temporary regulation of the Treasury under the Code and any successor regulation.

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               (j)               Absence of Certain Changes. Since December 31, 2013 through the date of this Agreement, except as set forth in Section 2.2(j) of the Disclosure Schedule, (1) the Company has not, and no Company Subsidiary has, made or declared any distribution or dividend in cash or in kind to its stockholders or issued or repurchased any shares of its capital stock or other equity interests, (2) the business and operations of the Company and the Company Subsidiaries have been conducted in the ordinary course of business consistent with past practice, (3) there has not occurred any circumstance, event, change, development or effect that has had or would reasonably be expected to have a Material Adverse Effect, and (4) neither the Company nor any Company Subsidiary has taken any action that would have required Investor’s consent pursuant to Section 3.4(b) hereof, or failed to take any action where such failure would have required Investor’s consent pursuant to Section 3.4(b) hereof, in each case, had the covenants in Section 3.4(b) hereof applied since December 31, 2013.

               (k)              Commitments and Contracts.

                                 (1)               Section 2.2(k)(1) of the Disclosure Schedule includes true, correct, and complete copies of each of the following to which the Company or any Company Subsidiary is a party or subject (whether written or oral, express or implied) (each, a “Company Significant Agreement”):

(i) any material employment contract or understanding (including any understandings or obligations with respect to severance or termination pay, liabilities or fringe benefits) with any present or former officer, director or employee (other than those that are terminable at will by the Company or such Company Subsidiary);

(ii) any material plan, contract or understanding providing for any bonus, pension, equity-based compensation, deferred compensation, retirement payment, profit sharing or similar arrangement with respect to any present or former officer, director or employee;

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(iii) any contract containing covenants that limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or which involve any restriction of the geographical area in which, or method by which or with whom, the Company or any Company Subsidiary may carry on its business (other than as may be required by law or applicable regulatory authorities), and any contract that would require the disposition of any material assets or line of business of the Company or any Company Subsidiary;

(iv) any joint venture, partnership, strategic alliance or other similar contract (including any franchising agreement, but in any event excluding introducing broker agreements); and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing material indemnity obligations of the Company or any of the Company Subsidiaries;

(v) any indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money of the deferred purchase price of property in excess of $100,000 (in either case, whether incurred, assumed, guaranteed or secured by an asset);

(vi) any agreement that creates future payment obligations in excess of $100,000 in the aggregate and which by its terms does not terminate or is not terminable without penalty upon notice of 180 days or less; and

(vii) any other contract or agreement which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K.

                                  (2)              Except as set forth on Section 2.2(k)(2) of the Disclosure Schedule, each of the Company Significant Agreements is valid and binding on the Company and the Company Subsidiaries, as applicable, and in full force and effect. The Company and each of the Company Subsidiaries, as applicable, are in compliance in all material respects with and have performed in all material respects all obligations required to be performed by them to date under each Company Significant Agreement. Neither the Company nor any of the Company Subsidiaries has received notice of any violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement. No party to a Company Significant Agreement has provided notice to the Company or any Company Subsidiary that it intends to terminate a Company Significant Agreement or not renew such Company Significant Agreement at the expiration of the current term.

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                                 (3)               Other than those contemplated by the Transactions, there are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions, or series of related transactions between the Company or any Company Subsidiaries, on the one hand, and the Company, any current or former director or executive officer of the Company or any Company Subsidiaries or any person that acquires direct or indirect ownership or control (as such term is defined in the BHC Act) of five percent (5%) or more of the Common Stock (or any of such person’s immediate family members or Affiliates) (other than Company Subsidiaries), on the other hand, except for deposit relationships or loan transactions arising in the ordinary course of business.

               (l)               Exemption from Registration. Assuming the accuracy of Investor’s representations contained in Section 2.3, the offer and sale of the Purchased Shares, as provided in this Agreement, are exempt from the registration requirements of the Securities Act of 1933, as amended, or any successor statute (the “Securities Act”), and are otherwise in compliance with the Securities Act.

               (m)             Litigation and Other Proceedings; No Undisclosed Liabilities.

                                 (1)               Except as set forth on Section 2.2(m)(1) of the Disclosure Schedule, there is no pending claim, action, suit, investigation or proceeding against the Company or any Company Subsidiary, nor is any such claim, action, suit, investigation or proceeding, to the knowledge of the Company, threatened, nor is the Company or any Company Subsidiary subject to any order, judgment or decree.

                                 (2)               Neither the Company nor any of the Company Subsidiaries has any liabilities or obligations of any nature (absolute, accrued, contingent or otherwise) which are not properly reflected or reserved against in the financial statements described in Section 2.2(f), except for liabilities that have arisen since December 31, 2013 in the ordinary and usual course of business and consistent with past practice and that, individually or in the aggregate, do not exceed $250,000, and except for fees and expenses of counsel, accountants, investment advisors and other professionals, incurred within the thirty (30) days prior to the date hereof, relating to the Transactions.

               (n)              Compliance with Laws and Other Matters; Insurance. The Company and each Company Subsidiary:

                                 (1)               in the conduct of its business has been, since December 31, 2012, and is in compliance in all material respects with all, and the condition and use of its properties has not, since December 31, 2012, and does not violate or infringe in any material respect any, applicable domestic (federal, state or local) or foreign laws, statutes, ordinances, licenses, rules, regulations, judgments, demands, writs, injunctions, orders or decrees applicable thereto or to employees conducting its business, including the BHC Act, the Troubled Asset Relief Program, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act of 1970, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT) Act of 2001 (the “PATRIOT Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, all other applicable fair lending laws or other laws relating to discrimination, truth-in-lending, consumer credit, and applicable privacy and customer information requirements contained in any federal or state privacy law or regulations, including Title V of the Gramm-Leach-Bliley Act of 1999;

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                                 (2)               has all material permits, licenses, franchises, authorizations, orders, and approvals of, and has made all material filings, applications, and registrations with, Governmental Entities that are required in order to permit it to own or lease its properties and assets and to carry on its business as presently conducted and that are material to the business of the Company or such Company Subsidiary; all such material permits, licenses, certificates of authority, orders and approvals are in full force and effect, and all such material filings, applications and registrations are current, and, to the knowledge of the Company, no suspension or cancellation of any of them is threatened;

                                 (3)               has been, since December 31, 2012, compliant and currently is complying in all material respects with and, to the knowledge of the Company, has not been, since December 31, 2012, and is not under investigation with respect to, nor has been threatened in writing by any Governmental Entity to be charged with or given notice of any material violation of, any applicable federal, state, local and foreign laws, regulations, rules, judgments, injunctions or decrees;

                                 (4)               has not, nor has any other person on behalf of the Company or any Company Subsidiary that qualifies as a “financial institution” under U.S. anti-money laundering laws, in each case since December 31, 2012, knowingly acted, by itself or in conjunction with another, in any act in connection with the concealment of any currency, securities or other proprietary interest that is the result of a felony as defined in U.S. anti-money laundering laws (“Unlawful Gains”), nor knowingly accepted, transported, stored, dealt in or brokered any sale, purchase or any transaction of other nature for Unlawful Gains;

                                 (5)               is presently insured, and since December 31, 2012 (or during such lesser period of time as the Company has owned such Company Subsidiary) has been insured, for reasonable amounts with, to the knowledge of the Company, financially sound and reputable insurance companies against such risks as companies engaged in a similar business would, in accordance with industry practice, customarily be insured;

                                 (6)               (A) is not aware of any facts or circumstances that would cause it to believe that any non-public customer information has been disclosed to or accessed by an unauthorized third-party in a manner that would cause it to undertake any material remedial action; (B) has adopted and implemented in all material respects an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that comply with the PATRIOT Act and such anti-money laundering program meets the requirements in all material respects of Section 352 of the PATRIOT Act and the regulations thereunder, and it has complied in all respects with any requirements to file reports and other necessary documents as required by the PATRIOT Act and the regulations thereunder; and (C) will not knowingly directly or indirectly use the proceeds of the sale of the shares of the Common Stock pursuant to Primary Investment Transactions, or lend, contribute or otherwise make available such proceeds to any Company Subsidiary, joint venture partner or other person, towards any sales or operations in any country sanctioned by U.S. Office of Foreign Asset Control of the Treasury (“OFAC”) or for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC; and

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                                 (7)               has no knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause the Bank: (A) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act of 1977 (the “CRA”) and the regulations promulgated thereunder, or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (B) to be operating in violation, in any material respect, of the Bank Secrecy Act of 1970, the PATRIOT Act, any order issued with respect to anti-money laundering by OFAC, or any other anti-money laundering statute, rule or regulation; or (C) not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any applicable federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by any such Company Subsidiary.

               (o)              Labor. Employees of the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. No labor organization or group of employees of the Company or any Company Subsidiary has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Company’s knowledge, threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority. There are no organizing activities, strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, or other labor disputes pending or, to the knowledge of the Company, threatened against or involving the Company or any Company Subsidiary. Each of the Company and the Company Subsidiaries is in compliance in all material respects with all applicable laws with respect to employment and employment practices, terms and conditions of employment, and wages and hours. To the Company’s knowledge, no executive officer is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement or any other contract or agreement or any restrictive covenant in favor of a third party, and, to the Company’s knowledge, the continued employment of each such executive officer does not subject the Company or any Company Subsidiary to any liability with respect to any of the foregoing matters.

               (p)              Company Benefit Plans.

                                 (1)               “Benefit Plan” means all employment agreements, employee benefit and compensation plans, programs, agreements, contracts, policies, practices, or other arrangements providing compensation or benefits to any current or former employee, officer, director or consultant of the Company or any Company Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by the Company or any Company Subsidiary or to which the Company or any Company Subsidiary contributes or is obligated to contribute or is party or for which the Company or any Company Subsidiary has any direct or indirect liability, whether or not written, including without limitation any “employee welfare benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), any “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any material bonus, incentive, deferred compensation, vacation, stock purchase, stock appreciation right, stock option or equity award, equity-based severance, employment, change of control, consulting or fringe benefit plan, program, agreement or policy. Each Benefit Plan is listed on Section 2.2(p)(1) of the Disclosure Schedule. True and complete copies of all Benefit Plans listed on Section 2.2(p)(1) of the Disclosure Schedule have been made available to the Investor prior to the date hereof or have been filed with a Company Report.

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                                 (2)               With respect to each Benefit Plan, (A) the Company and the Company Subsidiaries have complied in all material respects, and are now in material compliance with the applicable provisions of ERISA, the Code and all other laws and regulations applicable to such Benefit Plan and (B) each Benefit Plan has been administered in all material respects in accordance with its terms. None of the Company or the Company Subsidiaries nor any of their respective ERISA Affiliates (as hereinafter defined) has incurred any withdrawal liability as a result of a complete or partial withdrawal from a multiemployer plan, as those terms are defined in Part I of Subtitle E of Title IV of ERISA, that has not been satisfied in full. “ERISA Affiliate” means any entity, trade or business, whether or not incorporated, which together with the Company and the Company Subsidiaries, would be deemed a “single employer” within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

                                 (3)               Each Benefit Plan which is subject to ERISA (an “ERISA Plan”) that is an “employee pension benefit plan” within the meaning of Section 3(2) of ERISA (“Pension Plan”) and that is intended to be qualified under Section 401(a) of the Code is so qualified, has either received a favorable determination letter from the IRS or is a prototype plan which is the subject of a sponsor letter upon which the Company is entitled to rely with respect to its qualified status, and nothing has occurred, whether by action or failure to act, that would reasonably be expected to result in revocation of any such favorable determination or the loss of the qualification of such Benefit Plan under Section 401(a) of the Code. Neither the Company nor any Company Subsidiary has engaged in a transaction with respect to any ERISA Plan that has subjected or could subject the Company or any Company Subsidiary to a material tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA. Neither the Company nor any Company Subsidiary has incurred or reasonably expects to incur a tax or penalty imposed by Section 4980F of the Code or Section 502 of ERISA.

                                 (4)               Neither the Company, any Company Subsidiary nor any ERISA Affiliate (A) sponsors, maintains or contributes to or has within the past six years sponsored, maintained or contributed to a Pension Plan that is subject to Subtitles C or D of Title IV of ERISA or (B) sponsors, maintains or has any liability with respect to or an obligation to contribute to or has within the past six years sponsored, maintained, had any liability with respect to, or had an obligation to contribute to a “multiemployer plan” within the meaning of Section 3(37) of ERISA.

                                 (5)               Except as set forth on Section 2.2(p)(5) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions will, whether alone or in connection with another event, (A) result in any material payment or benefit (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any employee, officer, or director of the Company or any Company Subsidiary from the Company or any Company Subsidiary under any Benefit Plan or any other agreement with any employee, including, for the avoidance of doubt, any employment or change in control agreements, (B) result in payments under any of the Benefit Plans which would not be deductible under Section 162(m) or Section 280G of the Code, (C) result in any acceleration of the time of payment or vesting of any such benefits, including, for the avoidance of doubt, the Company Stock Option Plans, (D) materially increase any compensation or benefits otherwise payable under any Benefit Plan, (E) require the funding or increase in the funding of any such benefits, (F) result in any limitation on the right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust, or (G) result in a violation of the prohibitions under 12 C.F.R. Part 359.

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                                 (6)               As of the date hereof, there is no pending or, to the knowledge of the Company, threatened, material litigation, claim, action, suit, investigation or proceeding relating to the Benefit Plans. Neither the Company nor any Company Subsidiary has any obligations for retiree health and life benefits under any Benefit Plan or collective bargaining agreement, except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA. The Company and the Company Subsidiaries are in compliance in all material respects with Sections 111 and 302 of the Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, including all guidance issued thereunder by a Governmental Entity.

                                 (7)               Except as would not reasonably be expected to have a Material Adverse Effect, except as set forth on Section 2.2(m)(1) of the Disclosure Schedule, and except for liabilities fully reserved for or identified in the Company Financial Statements, there are no pending or, to the knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against (i) the Benefit Plans, (ii) any fiduciaries thereof with respect to their duties to the Benefit Plans, (iii) the assets of any of the trusts under any of the Benefit Plans, or (iv) the Company or any Company Subsidiary by any current or former employees or independent contractors of the Company or any Company Subsidiary.

               (q)             Status of Purchased Shares. The Purchased Shares to be issued pursuant to this Agreement have been, and, subject to the effectiveness of the Charter Amendment will be, duly authorized by all necessary corporate action of the Company. When issued, delivered and sold against receipt of the consideration therefor as provided in this Agreement, the Purchased Shares will be validly issued, fully paid and nonassessable and without any personal liability attaching to the ownership thereof, and will not be issued in violation of or subject to preemptive rights of any other shareholder of the Company.

               (r)               Investment Company. Neither the Company nor any of the Company Subsidiaries is an “investment company” as defined under the Investment Company Act of 1940, as amended, and neither the Company nor any of the Company Subsidiaries sponsors any person that is such an investment company.

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               (s)              Risk Management; Derivatives.

                                 (1)               The Company and the Company Subsidiaries have in place risk management policies and procedures sufficient in scope and operation to protect against risks of the type and in amounts expected to be incurred by persons of similar size and in similar lines of business as the Company and the Company Subsidiaries.

                                 (2)               All derivative instruments, including swaps, caps, floors, futures, forward contracts, option agreements and other similar derivative transactions, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries or their customers, were entered into (A) only for purposes of mitigating identified risk and in the ordinary course of business, (B) in accordance with prudent practices and in compliance with all applicable laws, rules, regulations and regulatory policies, and (C) with counterparties believed by the Company to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Company Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Company Subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

               (t)               Foreign Corrupt Practices and International Trade Sanctions. Neither the Company nor any Company Subsidiary, nor any of their respective directors, officers, agents, employees or any other persons acting on their behalf (1) has violated the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., as amended, or any other similar applicable foreign, federal, or state legal requirement, (2) has made or provided, or caused to be made or provided, directly or indirectly, any payment or thing of value to a foreign official, foreign political party, candidate for office or any other person knowing that the person will pay or offer to pay the foreign official, party or candidate, for the purpose of influencing a decision, inducing an official to violate their lawful duty, securing any improper advantage, or inducing a foreign official to use their influence to affect a governmental decision, (3) has paid, accepted or received any unlawful contributions, payments, expenditures or gifts, (4) to the knowledge of the Company, has violated or operated in noncompliance with any export restrictions, money laundering law, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations, or (5) is currently subject to any United States sanctions administered by OFAC.

               (u)              Environmental Matters. There is no legal, administrative, or other proceeding, claim or action pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary seeking to impose, or that could reasonably be expected to result in the imposition of, on the Company or any Company Subsidiary, any liability relating to the use, disposal or release of hazardous substances or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances under any local, state or federal law, statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, “Environmental Laws”). Neither the Company nor any Company Subsidiary is subject to any agreement, order, judgment or decree by or with any Governmental Entity or third party imposing any liability under any Environmental Laws. Neither the Company nor any Company Subsidiary (i) is in violation of any Environmental Laws, (ii) owns or operates any real property contaminated with any substance that is in violation of any Environmental Laws, or (iii) is liable for any off-site disposal or contamination pursuant to any Environmental Laws.

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               (v)             Anti-Takeover Provisions; Rights Plan. The Board of Directors has taken all necessary action to ensure that, prior to the Closing any “moratorium,” “control share,” “fair price,” “takeover” or “interested stockholder” law (each, a “Takeover Law”) does not and shall not apply to the Primary Investment Transactions and the TARP Transaction. In the case that such transactions are subject to such provisions or laws, the Board of Directors shall take all necessary action to ensure that such transactions shall be deemed to be exceptions to such provisions or laws, including, but not limited to, the approval of such transactions as contemplated thereunder.

               (w)             Intellectual Property.

                                 (1)               (i) The Company and the Company Subsidiaries exclusively own (free and clear of any claims, Liens, exclusive licenses or non-exclusive licenses not granted in the ordinary course of business) or have a valid license to use all Intellectual Property used in or necessary to carry on their business as currently conducted, and (ii) such Intellectual Property referenced in clause (i) above is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting the Company’s or the Company Subsidiaries’ use of, or rights to, such Intellectual Property. The Company and the Company Subsidiaries have sufficient rights to use all Intellectual Property used in their business as presently conducted, all of which rights shall survive unchanged the consummation of the Transactions. Neither the Company nor any Company Subsidiary has received any written notice of infringement or misappropriation of, or any conflict with, the rights of others with respect to any Intellectual Property. To the Company’s knowledge, no third party has infringed, misappropriated or otherwise violated the Intellectual Property rights of the Company or the Company Subsidiaries. There is no litigation, opposition, cancellation, proceeding, objection or claim pending, asserted, or, to the Company’s knowledge, threatened in writing against the Company or any Company Subsidiary concerning the ownership, validity, registerability, enforceability, infringement or use of, or licensed right to use, any Intellectual Property. To the knowledge of the Company, none of the Company or any of the Company Subsidiaries is using or enforcing any Intellectual Property owned by or licensed to the Company or any of the Company Subsidiaries in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property. The Company and the Company Subsidiaries take and have taken reasonable actions to protect the confidentiality of their trade secrets, and to the knowledge of the Company, there has not been any disclosure of any such trade secrets in a manner that has resulted or is reasonably likely to result in the loss of such trade secrets or other rights in and to such information. The Company and the Company Subsidiaries take and have taken reasonable actions to maintain and protect the integrity, security and operation of their software and systems (and all information transmitted thereby or stored therein), and to the knowledge of the Company, there has not been any unauthorized access to such software and systems (including the information transmitted thereby or stored therein). To the extent that any Intellectual Property has been conceived, developed or created for the Company or any Company Subsidiary by any other person, the Company and/or such Company Subsidiary, as applicable, have executed valid and enforceable written agreements with such person with respect thereto transferring to the Company and/or such Company Subsidiary the entire and unencumbered right, title and interest therein and thereto by operation of law or by valid written assignment.

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                                 (2)               “Intellectual Property” shall mean trademarks, service marks, brand names, domain names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; trade secrets and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

               (x)              Agreements with Regulatory Agencies. Except with respect to the Written Agreement dated December 18, 2009 among the Company, the Bank, the Federal Reserve and the IDFPR, a copy of which is included in Section 2.2(x) of the Disclosure Schedule (the “Written Agreement”), neither the Company nor any Company Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or has adopted any board resolutions at the request of, any Governmental Entity that currently restricts the conduct of its business or that relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Company Subsidiary been advised by any Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Regulatory Agreement. Except as Previously Disclosed, the Company and each Company Subsidiary are in compliance with the Regulatory Agreement to which it is party or subject, and neither the Company nor any Company Subsidiary has received any notice from any Governmental Entity indicating that either the Company or any Company Subsidiary is not in compliance in all material respects with any such Regulatory Agreement.

               (y)             Brokers and Finders. Except for Sandler O’Neill & Partners, L.P. (the “Placement Agent”), neither the Company nor any Company Subsidiary nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with the Transactions. Prior to the date of this Agreement, the Company has disclosed to the Investor the economic and other material terms of its arrangements with the Placement Agent in connection with the Transactions.

               (z)              Loan Portfolio.

                                 (1)               Section 2.2(z)(1) of the Disclosure Schedule sets forth a list of all Loans (as hereinafter defined) as of the date of this Agreement by the Bank, the Company or any Company Subsidiary to any of their respective directors, officers, or principal shareholders.

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                                 (2)               Each of the Company and each Company Subsidiary has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any loan, lease or other extension of credit or commitment to extend credit (“Loans”) originated, purchased or serviced by the Company or any Company Subsidiary satisfied in all material respects, (i) all applicable laws with respect to the origination, insuring, purchase, sale, pooling, servicing, subservicing or filing of claims in connection with Loans, including all laws relating to real estate settlement procedures, consumer credit protection, truth in lending laws, usury limitations, fair housing, transfers of servicing, collection practices, equal credit opportunity and adjustable rate mortgages, (ii) the responsibilities and obligations relating to Loans set forth in any material contract between the Company or any Company Subsidiary and any Agency (as hereinafter defined), Loan Investor (as hereinafter defined) or Insurer (as hereinafter defined), (iii) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer, and (iv) the terms and provisions of any material mortgage or other collateral documents and other Loan documents with respect to each Loan.

                                 (3)               Since December 31, 2010, except as set forth on Section 2.2(z)(3) of the Disclosure Schedule, no Agency, Loan Investor or Insurer has (i) claimed in writing that the Company or any Company Subsidiary has violated or has not complied with the applicable underwriting standards with respect to Loans sold by the Company or any Company Subsidiary to a Loan Investor or Agency, or with respect to any sale of Loan servicing rights to a Loan Investor, (ii) imposed in writing restrictions on the activities (including commitment authority) of the Company or any Company Subsidiary or (iii) indicated in writing to the Company or any Company Subsidiary that it has terminated or intends to terminate its relationship with the Company or any Company Subsidiary for poor performance, poor Loan quality or concern with respect to the Company’s or any Company Subsidiary’s compliance with laws.

                                 (4)               To the knowledge of the Company, the characteristics of the loan portfolio of the Company have not materially changed from the characteristics of the loan portfolio of the Company as of December 31, 2013 in a manner that could reasonably be expected to result in a Material Adverse Effect with respect to the Company.

                                 (5)               For purposes of this Section 2.2(z): (i) “Agency” means the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Farmers Home Administration (now known as Rural Housing and Community Development Services), the Federal National Mortgage Association, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture or any other federal or state agency with authority to (A) determine any investment, origination, lending or servicing requirements with regard to Loans originated, purchased or serviced by the Company or any Company Subsidiary or (B) originate, purchase, or service Loans, or otherwise promote lending, including state and local housing finance authorities; (ii) “Loan Investor” means any person (including an Agency) having a beneficial interest in any Loan originated, purchased or serviced by the Company or any Company Subsidiary or a security backed by or representing an interest in any such Loan; and (iii) “Insurer” means a person who insures or guarantees for the benefit of the Loan holder all or any portion of the risk of loss upon borrower default on any of the Loans originated, purchased or serviced by the Company or any Company Subsidiary, including the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the U.S. Department of Agriculture and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such Loans or the related collateral.

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               (aa)            Fiduciary Accounts. To the knowledge of the Company, the Company and the Company Subsidiaries have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. To the knowledge of the Company, none of the Company, the Company Subsidiaries or any director, officer or employee of the Company or the Company Subsidiaries has committed any breach of trust or fiduciary duty with respect to any such fiduciary account and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

               (bb)           Section 365(o). Neither the Company nor any Company Subsidiary is subject to any agreement, order, decree, law, regulation, resolution or other commitment that falls within the scope of Section 365(o) of Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq.

               (cc)            Ownership. The Company acknowledges, represents, warrants and agrees that, assuming the accuracy of the representations made by the Investor herein and by the Other Investors, and after giving effect to the purchase of the Purchased Shares hereunder and assuming the issuance of the shares of Common Stock which are expected to be purchased in the Other Private Placements, the Investor, together with any other person whose shares of Common Stock would be aggregated with the Investor’s shares of Common Stock for purposes of any banking regulation or law, will not collectively own or control (as such term is defined in the BHC Act) or have the power to vote in excess of 24.99% of the shares of any class of Voting Securities of the Company.

               (dd)           Transactions With Affiliates and Employees. Except as contemplated by the Transactions, none of the officers, directors, employees or Affiliates of the Company or any Company Subsidiary is presently a party to any contract, arrangement or transaction with the Company or any Company Subsidiary or to a presently contemplated contract, arrangement or transaction (other than for services as employees, officers and directors) that would be required to be disclosed, if the Company was a reporting company, pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

               (ee)            Off Balance Sheet Arrangements. Except as set forth on Section 2.2(ee) of the Disclosure Schedule, there is no transaction, arrangement, or other relationship between the Company (or any Company Subsidiary) and an unconsolidated or other off balance sheet entity that would be required to be disclosed by the Company in its Exchange Act filings if the Company was a reporting company.

               (ff)             Absence of Manipulation. The Company has not, and to the knowledge of the Company no one acting on its behalf has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Purchased Shares.

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               (gg)           Directors’ and Officers’ Insurance. The Company (i) maintains directors’ and officers’ liability insurance and fiduciary liability insurance with, to the knowledge of the Company, financially sound and reputable insurance companies with benefits and levels of coverage set forth on Section 2.2(gg) of the Disclosure Schedule, (ii) has timely paid all premiums on such policies and (iii) there has been no lapse in coverage during the term of such policies.

               (hh)           Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) promulgated under the Securities Act (or any successor provision), as may be amended from time to time.

               (ii)             Sufficiency of Assets. The properties, assets and rights of the Company and each Company Subsidiary include all properties, assets and rights (i) used or held for use in connection with the operation and conduct of their respective business and (ii) necessary and sufficient for the continued conduct of their respective business after the Closing in substantially the same manner as conducted prior to the Closing.

               (jj)              No Other Investor Representations and Warranties. The Company has not received, and is not relying on, any representations or warranties, written or oral or express or implied, of any nature whatsoever, from the Investor or any other person other in connection with the execution and delivery of this Agreement than as specifically set forth in Section 2.3.

               2.3             Representations and Warranties of the Investor. The Investor hereby represents and warrants as of the date of this Agreement and (except for the representations and warranties set forth in Section 2.3(f)(3)) as of the Closing (except to the extent made only as of a specified date, in which case as of such date) to the Company that:

               (a)              Organization and Authority. The Investor is duly organized and validly existing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing in all jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and has corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted.

               (b)             Authorization.

                                 (1)               The Investor has the requisite corporate, partnership, limited liability company or other power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby have been duly authorized by the Investor’s board of directors or directors, general partner, managing members or other authorized persons, as the case may be (if such authorization is required). This Agreement has been duly and validly executed and delivered by the Investor and, assuming due authorization, execution and delivery of this Agreement by the Company, is a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations, fraudulent transfer or similar laws relating to or affecting creditors generally or by general equitable principles (whether applied in equity or at law). No other corporate, partnership, limited liability company or other proceedings are necessary for the execution and delivery by the Investor of this Agreement, the performance by the Investor of its obligations hereunder or the consummation by the Investor of the transactions contemplated hereby.

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                                 (2)               Neither the execution, delivery and performance by the Investor of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by the Investor with any of the provisions of any of the foregoing, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of, any Lien, upon any of the properties or assets of the Investor under any of the terms, conditions or provisions of (i) its certificate of limited partnership or partnership agreement or similar government documents or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Investor is a party or by which it may be bound, or to which the Investor or any of the properties or assets of the Investor may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, and assuming the accuracy of the representations and warranties of the Company and performance of the covenants and agreements of the Company contained herein, violate in any material respect any ordinance, permit, concession, grant, franchise, law, statute, rule or regulation or any judgment, ruling, order, writ, injunction or decree applicable to the Investor or any of its properties, except in the case of clause (A)(ii) for such violations, conflicts and breaches that would not have a material and adverse effect on the ability of the Investor to consummate the transactions contemplated by this Agreement in a timely manner.

                                 (3)               Other than (i) passivity or anti-association commitments that may be required by the Federal Reserve and (ii) the securities or blue sky laws of the various states and filings, notices, approvals or clearances required under federal or state banking laws, and assuming the accuracy of the representations and warranties of the Company and the performance of the covenants and agreements of the Company contained herein, no notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or expiration or termination of any statutory waiting period, is necessary for the consummation by the Investor of the transactions contemplated by this Agreement.

               (c)              Purchase for Investment.

                                 (1)               The acquisition of the Purchased Shares by the Investor is for the Investor’s own account, is for investment purposes only, and is not with a view to, nor for offer or sale for the Company in connection with, the distribution of any of the Purchased Shares. The Investor is not participating and does not have a participation in any such distribution or the underwriting of any such distribution. The Investor has no present intention of selling or otherwise disposing of any of the Purchased Shares other than in accordance with applicable law.

                                 (2)               The Investor is an “accredited investor” as that term is defined in Rule 501 promulgated under the Securities Act. The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of this Investment.

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                                 (3)               The Investor is able to bear the economic risk of an investment in the Purchased Shares. The Investor has conducted its own investigation of the Company, the Company Subsidiaries and the terms of the Purchased Shares. The Investor has received all the information it considers necessary or appropriate for deciding whether to acquire the Purchased Shares. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and the business and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access. The Investor has not received, and is not relying on, any representations or warranties, written or oral or express or implied, of any nature whatsoever, from the Company or any other person other than as specifically set forth in this Agreement. Notwithstanding the foregoing, nothing herein shall limit the Investor’s rights with respect to fraud or intentional misrepresentation by the Company in connection with the Transactions or be deemed to be a waiver of any such rights.

                                 (4)               The Investor acknowledges that the Purchased Shares have not been and will not be, registered under the Securities Act or the securities laws of any state and therefore cannot be sold unless such Purchased Shares subsequently are registered under the Securities Act and any applicable state securities laws or exemptions from registrations thereunder are available.

                                 (5)               The Investor acknowledges that the Company is relying on the foregoing representations and warranties for the purpose of compliance with applicable federal and state securities laws.

               (d)             Financial Capability. At Closing, the Investor will have available funds necessary to consummate the Closing on the terms and conditions contemplated by this Agreement and have the ability to bear the economic risks of its prospective investment in the Purchased Shares and the ability to afford the complete loss of such investment.

               (e)              Investment Decision.

                                 (1)               The Investor has independently evaluated the merits of its decision to purchase the Purchased Shares pursuant to this Agreement, and the Investor confirms that it has not relied on the advice of any other person’s business and/or legal counsel in making such decision. The Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the purchase of the Purchased Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Purchased Shares. The Investor understands that the Placement Agent has acted solely as the agent of the Company in this placement of the Purchased Shares and the Investor has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such persons has made any representations or warranties to the Investor in connection with the transactions contemplated by this Agreement.

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                                 (2)               The Investor hereby declares and represents that the satisfaction in full of the Company’s obligations under the Credit Agreement and the redemption, reorganization or conversion of the Series C Preferred Stock and the elimination of the TARP Warrant are critical and integral elements of the transactions contemplated by this Agreement and that, absent the approval and consummation of the satisfaction in full of the Company’s obligations under the Credit Agreement and the redemption, reorganization or conversion of the Series C Preferred Stock and the elimination of the TARP Warrant, the Investor would not be willing to enter into this Agreement and consummate the Investment.

               (f)               Independence.

                                 (1)               The Investor or, in the event that the Other Investors share a common discretionary investment advisor or investment manager with the Investor, such duly appointed investment advisor or investment manager of the Investor acting in its capacity as investment advisor or investment manager of the Investor (the “Investment Manager”) (A) reached its decision to invest in the Company independently from any investor in the Other Private Placements, (B) has not entered into any agreement or understanding with any investor in the Other Private Placements to act in concert for the purpose of exercising a controlling influence over the Company or any Company Subsidiary, including any agreements or understandings regarding the voting or transfer of shares of the Company, (C) has not shared due diligence materials prepared by (x) such Investor or any of its advisors or representatives or (y) the Investment Manager, as applicable, with respect to the Company or any Company Subsidiary with any investor in the Other Private Placements (it being understood that the Investment Manager advising or sharing any due diligence materials prepared by it with the Other Investors who share the Investment Manager with the Investor shall not be considered sharing materials in violation of this clause (C), even if such Other Investors receive the identical advice or materials from the Investment Manager as the Investor), (D) has not been induced by, nor has induced, any Other Investor, to enter into the transactions contemplated by this Agreement or the Other Private Placements, (E) has not entered into any agreement with respect to the Primary Investment Transactions other than this Agreement, (F) acknowledges that the right to an Investor Designated Director (as hereinafter defined) is being provided to the Investor to permit the Investor to monitor and protect its economic interest in the Company following the Closing and that the composition of the Board of Directors is generally designed to be commensurate with the ownership percentage held by the Investor relative to the Other Investors, subject to applicable regulatory limitations and requirements for passive, non-controlling investors, and (G) reached its decision to invest in the Company without regard to the identity of any particular investor in the Primary Investment Transactions that will have the right to also nominate a representative to serve as a member of the Board of Directors.

                                 (2)               As of the date hereof, none of the Investor, any of its Affiliates, and any person from whom shares are treated as being constructively owned by the Investor pursuant to the provisions of Section 382(l)(3) of the Code, presently holds or owns any capital stock of the Company and, upon consummation of the Transactions, the Investor, together with its Affiliates and any person from whom shares are treated as being constructively owned by the Investor pursuant to the provisions of Section 382(l)(3) of the Code, will be treated as owning only the Purchased Shares for purposes of Section 382 of the Code.

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                                 (3)               As of the date hereof, no partner, member or other direct equityholder in the Investor will indirectly own a five percent (5%) or greater interest in the Company under the attribution rules provided under Section 382 of the Code and the Treasury regulations promulgated thereunder solely as a result of such person’s interest in the Investor; provided, however, that the foregoing representation shall not be deemed breached if such person will indirectly own a five percent (5%) or greater interest in the Company solely as a result of such person’s interest in the Investor if (a) such person has no other five percent (5%) or greater direct or indirect interest in the Company and (b) such person has no partner, member or other equityholder of its own that will be treated as owning indirectly a five percent (5%) or greater interest in the Company under the attribution rules provided under Section 382 of the Code and the Treasury regulations promulgated thereunder as a result of such person’s interest in it.

                                 (4)               The Investor agreed to enter into this Agreement based, in part, on its expectation, following its discussions with the Placement Agent and the Company, that the Primary Investment Transactions would be at least adequately subscribed. Such decisions to enter into this Agreement were not based on the identity of any other investor or potential investor (including whether management of the Company would or would not invest) in the Primary Investment Transactions.

               (g)              Knowledge as to Required Approvals. As of the date of this Agreement, the Investor has no knowledge of any reason relating to the Investor or any of its Affiliates why the Required Approvals will not be obtained without the imposition of any Burdensome Condition.

               (h)              Brokers and Finders. Except for any fees payable by Investor to Investor’s Investment Manager, neither the Investor nor any of its respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor in connection with the transactions contemplated by this Agreement.

ARTICLE III

COVENANTS

               3.1              Filings; Other Actions.

               (a)              Subject to Section 3.1(e), the Investor, on the one hand, and the Company, on the other hand, will cooperate and consult with the other and use reasonable efforts to prepare and file all necessary and customary documentation, to effect all necessary and customary applications, notices, petitions, filings and other documents, and to obtain all necessary and customary permits, consents, orders, approvals and authorizations of, or exemptions from, all Governmental Entities and third parties, (i) necessary or advisable to consummate the transactions contemplated by this Agreement (including all transactions that are conditions to Closing hereunder) or the Other Private Placements, and to perform the covenants contemplated by this Agreement to be performed by it and (ii) with respect to the Investor, to the extent typically provided by the Investor to such third parties or Governmental Entities, as applicable, under the Investor’s policies consistently applied and subject to such confidentiality requests as the Investor may reasonably seek. Subject to Section 3.1(e), each of the parties hereto shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other parties may reasonably request to consummate or implement such transactions or to evidence such events or matters, subject, in each case, to clauses (i) and (ii) of the first sentence of this Section 3.1(a). Subject to Section 3.1(e), the Investor and the Company will each use its reasonable efforts to promptly obtain or submit, and the Company and the Investor will cooperate as may reasonably be requested by the Investor or the Company, as the case may be, to help the Investor and the Company promptly obtain or submit, as the case may be, as promptly as practicable, the approvals and authorizations of, any additional filings and registrations with, and any additional notifications to, all notices to and, to the extent required by laws, rules, regulations, consents, approvals or exemptions from Governmental Entities or third parties, subject, in each case, to clauses (i) and (ii) of the first sentence of this Section 3.1(a).

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               (b)             In furtherance of the foregoing, subject to Section 3.1(e), the Investor and the Company shall make all necessary applications, notices, petitions, filings and other documents in connection with the Required Approvals required to be obtained by it, not later than five (5) business days following the date of this Agreement (except for certain fingerprint and fingerprint receipt requirements of the IDFPR, which shall be provided to the IDFPR as soon as reasonably practicable following the date of this Agreement), and the Investor and the Company shall use, and shall cause their respective Affiliates to use reasonable efforts to, as promptly as possible, respond fully to all requests for additional information from the Federal Reserve or the IDFPR.

               (c)              Notwithstanding anything contained herein to the contrary, and subject to Section 3.1(e), not later than five (5) business days after the date hereof, the Investor shall make all appropriate filings necessary or advisable to consummate the Investment (except for certain fingerprint and fingerprint receipt requirements of the IDFPR, which shall be provided to the IDFPR as soon as reasonably practicable following the date of this Agreement), including the preparation of an application or any amendment thereto or any other required statements or documents filed or to be filed by the Investor with: (i) the Federal Reserve pursuant to the CIBCA, (ii) the IDFPR pursuant to the Illinois Banking Act, as amended, and (iii) any other person or regulatory authority pursuant to any applicable legal requirement, for authority to consummate the Investment. The Investor shall pursue in good faith the regulatory approvals necessary to consummate the Investment. In advance of any filing made under this Section 3.1(c), the Company and its counsel shall be provided with the opportunity to comment upon all non-confidential portions thereof, and the Company agrees promptly to advise the Investor and its counsel of, and share with them, any material communication received by the Company or its counsel from any regulatory authorities with respect to the non-confidential portions of such filings.

               (d)             The Investor and the Company will each have the right to review in advance, and to the extent practicable, each will consult with the other, in each case subject to applicable laws relating to the exchange of information and confidential information related to the Investor or the Company, all the information (other than confidential information) relating to such other party, and any of their respective Affiliates, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement; provided, however, that the Company shall not allow any Other Investor to review any such information relating to the Investor. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees to keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby. The Investor and the Company shall promptly furnish each other to the extent permitted by applicable laws with copies of written communications received by them or their Affiliates from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated by this Agreement; provided that the party delivering any such document may redact any confidential information contained therein.

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               (e)              Notwithstanding anything to the contrary herein, nothing contained in this Agreement shall require the Investor or any of its Affiliates to (i) take any action that would result in the Investor or any of its Affiliates being deemed to control the Company or the Bank for purposes of the BHC Act or the cross-guaranty liability provisions of the FDI Act, or that would otherwise require any such entity to register as a bank holding company, (ii) take or refrain from taking or agree to take or refrain from taking any action or suffer to exist any condition, limitation, restriction or requirement that could, in the Investor’s commercially reasonable judgment, result in a Burdensome Condition, or (iii) provide to the Company or any Governmental Entity any of its, its Affiliates’, its investment advisor’s or its or their control persons’ or equity holders’ nonpublic, proprietary, personal or otherwise confidential information including the identities of limited partners, shareholders or members of the Investor or its Affiliates or their investment advisors, except that the Investor shall provide to the Company or any Governmental Entity the information set forth on Section 3.1(e)(iii) of the Disclosure Schedule. So long as the Investor holds any securities of the Company, the Company will not, without the consent of the Investor, take any action, directly or indirectly through its subsidiaries or otherwise, that the Board of Directors believes in good faith would reasonably be expected to cause the Investor to be subject to transfer restrictions or other covenants of the FDIC Statement of Policy on Qualifications for Failed Bank Acquisitions as in effect at the time of taking such action or thereunder.

               3.2             Access, Information and Confidentiality.

               (a)              From the date of this Agreement, until the date when the Investor no longer has a Qualifying Ownership Interest (as hereinafter defined), subject to applicable law or regulatory requirements, the Company will use reasonable best efforts to afford the Investor and its representatives (including employees of the Investor, and counsel, accountants, investment advisors and other professionals retained by the Investor) such access during normal business hours to its and the Company Subsidiaries’ books, records, properties and personnel and to such other information as the Investor may reasonably request.

               (b)             Each party to this Agreement will hold, and will cause its respective subsidiaries and their directors, officers, employees, agents, consultants, and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is necessary or appropriate in connection with any necessary regulatory approval or unless compelled to disclose by judicial or administrative process or by other requirement of law or the applicable requirements of any Governmental Entity, all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such Information can be shown to have been (1) previously known by such party on a nonconfidential basis, (2) in the public domain through no fault of such party, or (3) later lawfully acquired from other sources by the party to which it was furnished), and neither party hereto shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants, and advisors and, to the extent permitted above, to bank regulatory authorities. Prior to any disclosure of Information permitted by the prior sentence, the party proposing to disclose such Information shall, to the extent legally permissible, provide notice to the other party so that the other party may, at its own expense, seek an protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 3.2(b). If such protective order or other remedy is denied, the party proposing to disclose such Information shall (x) furnish only that portion of the Information that, based upon the advice of counsel, is necessary to be disclosed in connection with such necessary regulatory approval or is compelled to be disclosed by such judicial or administrative process or by such other requirement of law or such applicable requirements and (y) use its reasonable best efforts to obtain assurances that confidential treatment will be accorded to the Information.

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               3.3              Reasonable Efforts. Subject to the other provisions of this Agreement, each of the Company and the Investor agree to use their respective reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following, but with no obligation to waive any of the conditions set forth in Section 1.2(c): (a) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied; (b) the making of all necessary registrations and filings and the taking of all reasonable steps necessary to obtain an approval, order or waiver from, or to avoid an action or proceeding by any Governmental Entity or third party, and the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities or third parties, including the Required Approvals; (c) solely with respect to the Company, the TARP Transaction; (d) solely with respect to the Company, the Senior Debt Settlement; (e) solely with respect to the Company, the Charter Amendment; (f) solely with respect to the Company, the Series C Transaction; and (g) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

               3.4             Conduct of the Business.

               (a)              The Company agrees that, during the period prior to the earlier of the Closing Date and the termination of this Agreement pursuant to Section 5.1 (the “Pre-Closing Period”), except as set forth in Section 3.4(a) of the Disclosure Schedule or as otherwise contemplated in this Agreement, it shall, and shall cause each of the Company Subsidiaries to, carry on its business in the ordinary course consistent with past practice and consistent with prudent banking practice and in compliance in all material respects with all applicable laws and regulations. During the Pre-Closing Period, the Company will use its commercially reasonable efforts to (x) maintain and preserve its and each Company Subsidiary’s business (including its organization, assets, properties, goodwill and insurance coverage), (y) keep available the present services of the current officers and employees of the Company and the Company Subsidiaries and (z) preserve the goodwill of the customers of the Company and the Company Subsidiaries.

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               (b)              Without limiting the generality of Section 3.4(a), during the Pre-Closing Period, except as (w) set forth in Section 3.4(b) of the Disclosure Schedule, (x) otherwise contemplated in this Agreement, (y) otherwise required by law, rule or regulation, or by policies imposed by any Governmental Entity, or by the Regulatory Agreements applicable to the Company or the Bank, without the prior written consent of the Investor (which shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and it shall not permit any of the Company Subsidiaries to:

                                 (1)               Operations. Enter into any significant new line of business or materially change its lending, investment, underwriting, risk and asset liability management, and other banking and operating policies, except as required by applicable law or policies imposed by any Governmental Entity.

                                 (2)               Capital Expenditures. Make any capital expenditures in excess of $200,000 individually or $500,000 in the aggregate, other than as required pursuant to commitments entered into prior to the date of this Agreement.

                                 (3)               Company Significant Agreements. Terminate, enter into, amend, modify (including by way of interpretation), waive any material right or obligation under or renew any Company Significant Agreement, other than in the ordinary course of business consistent with past practice.

                                 (4)               Capital Stock. Except as contemplated by the Transactions, issue, sell or otherwise permit to become outstanding, or dispose of or encumber or pledge, or authorize or propose the creation of, any additional shares of its stock or any additional options, warrants or other convertible, exchangeable or similar rights, grants or awards with respect to its stock, except any shares of Common Stock issued pursuant to the exercise of Company Stock Options outstanding on the date hereof.

                                 (5)               Dividends, Distributions, Repurchases. Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its stock (other than dividends from its wholly owned subsidiaries to it or another of its wholly owned subsidiaries) or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its stock or any options or other rights, grants or awards with respect to the Common Stock, or enter into any contract with respect thereto, except as contemplated by the Transactions.

                                 (6)               Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, businesses or properties, except for sales, transfers, mortgages, encumbrances or other dispositions or discontinuances in the ordinary course of business consistent with past practice and in a transaction that individually or taken together with all other such transactions is not material to the Company and the Company Subsidiaries, taken as a whole.

                                 (7)               Incurrence of Indebtedness. Incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of, any other person, except in the ordinary and usual course of business and consistent with past practice in an amount in the aggregate less than $100,000.

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                                 (8)               Interest Rate Instruments. Enter into, renew or amend any interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of it or for the account of a customer of it, except in the ordinary and usual course of business and consistent with past practice.

                                 (9)               Acquisitions. Acquire all or any portion of the assets, business, deposits or properties of any other person, except (x) by way of foreclosures in the ordinary and usual course of business and consistent with past practice and in an amount in the aggregate not greater than $2,500,000 and (y) by way of acquisitions of loans or participation interests in the ordinary and usual course of business and consistent with past practice and in an amount in the aggregate not greater than $7,500,000.

                                 (10)             Banking Offices. File any application to establish, or to relocate or terminate the operations of, any banking office.

                                 (11)             Constituent Documents. Except as contemplated by the Charter Amendment, amend the Certificate of Incorporation or the Bylaws (or similar organizational documents).

                                 (12)             Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable accounting requirements of a Governmental Entity.

                                 (13)             Tax Matters. Make, change or revoke any material Tax accounting method or election, file any amended income or other material Tax Return (unless to correct an error), enter into any closing agreement with respect to a material amount of Taxes, settle any material Tax claim or assessment, surrender any right to claim a material refund of Taxes or agree to extend any statute of limitations relating to Taxes.

                                 (14)             Claims. Settle any action, suit, claim or proceeding against it, except for an action, suit, claim or proceeding that is settled in the ordinary and usual course of business and consistent with past practice (A) (i) in an amount or for consideration not in excess of $100,000 or (ii) to the extent satisfied by insurance maintained by the Company, and (B) that would not (i) impose any material restriction on the business of it and, after the Closing, the Investor or its Affiliates or (ii) create precedent for claims that are reasonably likely to be material to it or, after the Closing, the Investor or its Affiliates.

                                 (15)             Compensation. Grant any salary or wage increase or increase any employee benefit, including incentive or bonus payments (or, with respect to any of the preceding, communicate any intention to take such action), except (A) as required by applicable law, or (B) with respect to any employee whose annual salary is less than $150,000 or with the title of Vice President or below, provided that such actions are applied in a manner consistent with the past practice of the Company or the Company Subsidiaries, as applicable.

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                                 (16)             Benefit Arrangements. Terminate, enter into, establish, adopt, or materially amend, make new grants or awards under or renew any employment, severance, change in control, pension, retirement, stock option, stock purchase, stock appreciation right, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan, program, agreement, arrangement or policy, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer, consultant or employee, amend the terms of any outstanding equity-based award, or take any action to accelerate the vesting, exercisability or payment (or fund or secure the payment) of equity-based awards or other compensation or benefits payable thereunder, except (A) as required by applicable law or (B) to satisfy contractual obligations under any Benefit Plan as in effect as of the date hereof as listed in Section 2.2(p)(1) of the Disclosure Schedule.

                                 (17)             Employment Services. Hire or terminate the employment services of any employee whose annual salary exceeds $150,000 or with the title of Executive Vice President or above;

                                 (18)             Intellectual Property. (A) Grant, extend, amend (except as required in the diligent prosecution of the Intellectual Property owned (beneficially, and of record where applicable) by or developed for the Company and the Company Subsidiaries), waive, or modify any material rights in or to, sell, assign, lease, transfer, license, let lapse, abandon, cancel, or otherwise dispose of, or extend or exercise any option to sell, assign, lease, transfer, license, or otherwise dispose of, any material Intellectual Property, or (B) fail to exercise a right of renewal or extension under any material agreement under which the Company or any of the Company Subsidiaries is licensed or otherwise permitted by a third party to use any material Intellectual Property (other than “shrink-wrap” or “click-through” licenses).

                                 (19)             Government Programs. Participate in any program sponsored or administered by any Governmental Entity, which program is not part of the usual and customary banking business of the Company and the Company Subsidiaries.

                                 (20)             Related Party Transactions. Except as contemplated by the Transactions, engage in (or modify in a manner adverse to the Company or the Company Subsidiaries) any transactions with any shareholder of the Company or any director or officer (senior vice president or above) of the Company or the Company Subsidiaries (or any Affiliate of any such person), other than deposit relationships in the ordinary course of business and extensions of credit which are on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons unaffiliated with the Company and did not involve more than the normal risk of collectability or present other unfavorable features.

                                 (21)             Adverse Actions. Notwithstanding any other provision hereof, knowingly take, or knowingly omit to take, any action that would result in any of the conditions set forth in Section 1.2(c) not being satisfied, or any action that would prevent the Company from performing its obligations under this Agreement or the Other Private Placements or consummating the Closing, except as required by applicable law.

                                 (22)             Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

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               3.5             Other Investors. Within ten (10) business days of the Closing Date, the Company shall provide to the Investor a complete and final list of the names of the Other Investors (the “Other Investors List”) as well as any other information reasonably requested by the Investor with respect thereto. Within five (5) business days of the Investor’s receipt of the Other Investors List from the Company, Investor shall provide written notice (the “Investor Response”) to the Company setting forth the names of those (if any) Other Investors whose inclusion in the Primary Investment Transactions would prevent the satisfaction of the conditions set forth in Section 1.2(c)(3)(iv). Following receipt of the Investor Response, the Company shall have the opportunity to replace the Other Investor(s) listed in the Investor Response with one or more replacement investors via written notice to the Investor not later than three (3) business days prior to the Closing Date; provided that the inclusion of any such replacement investor in the Primary Investment Transactions would not prevent the satisfaction of the conditions set forth in Section 1.2(c)(3)(iv).

               3.6             Trust Capital Securities Transactions. The Company shall use its reasonable best efforts to cause the satisfaction of the condition specified in Section 1.2(c)(2)(xv).

               3.7             Notice of Other Terminations. The Company shall promptly notify the Investor if any of the Other Private Placements are terminated.

               3.8             Proceeds Plan.

               (a)              The Company shall use reasonable best efforts to consummate the Trust Capital Securities Transactions, the Senior Debt Settlement, the TARP Transaction and the Series C Transaction on the Closing Date.

               (b)             On and following the Closing, the Company shall use the gross proceeds expected to be yielded from the Primary Investment Transactions in accordance with the proceeds plan set forth in Section 3.8(b) of the Disclosure Schedule, which schedule shall not be amended, modified, supplemented or otherwise without the prior written consent of the Investor (the “Proceeds Plan”).

ARTICLE IV

ADDITIONAL AGREEMENTS

               4.1              Governance Matters.

               (a)              Subject to the satisfaction of all legal, regulatory and governance requirements, immediately or as promptly as practicable following the Closing, the Company shall cause the Board of Directors to be reconstituted to consist of nine (9) members, which such nine (9) members shall include (i) the Investor Designated Director and (ii) two (2) members designated by the Other Investors who are reasonably acceptable to the Company.

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               (b)              The Company shall cause the Investor Designated Director to be elected or appointed immediately following the Closing to the Board of Directors, subject to satisfaction of all legal, regulatory and governance requirements regarding service as a member of the Board of Directors. Thereafter, for so long as the Investor directly or indirectly owns or controls (as such term is defined in the BHC Act) not less than five percent (5%) of the issued and outstanding shares of any class of Voting Securities (a “Qualifying Ownership Interest”), the Investor shall have the right to require the Company to nominate for election to the Board of Directors as part of the Company’s slate of director nominees the Investor Designated Director, and, in each case, the Company shall recommend to its stockholders the election of the Investor Designated Director to the Board of Directors at the Company’s annual meeting and each successive annual meeting until the Investor no longer has a Qualifying Ownership Interest, subject to satisfaction of all legal, regulatory and governance requirements regarding service as a director of the Company. The Company shall use its reasonable best efforts to have the Investor Designated Director elected as a director of the Company by the shareholders of the Company and the Company shall solicit proxies for each such person to the same extent as it does for any other of its nominees to the Board of Directors. If the Investor no longer has a Qualifying Ownership Interest, it shall have no further rights under this Section 4.1 and, in each case, at the request of the Board of Directors, as applicable, the Investor shall use all reasonable best efforts to cause the Investor Designated Director to resign from the Board of Directors as promptly as possible thereafter. For purposes of this Agreement, the “Investor Designated Director” means the individual designated as such on Section 4.1(a) of the Disclosure Schedule or such successor as the Investor shall designate as provided herein in writing.

               (c)              For so long as the Investor has a Qualifying Ownership Interest, the Investor Designated Director shall, subject to applicable law, rules or regulations, be the nominee of the Company and the Nominating Committee of the Board of Directors (the “Nominating Committee”) to serve on the Board of Directors. The Company shall use its reasonable best efforts to have the Investor Designated Director elected as director of the Company by the shareholders of the Company and the Company shall solicit proxies for the Investor Designated Director to the same extent as it does for any of its other nominees to the Board of Directors.

               (d)             Subject to Section 4.1(b), upon the death, disability, resignation, retirement, disqualification or removal from office of an Investor Designated Director, the Investor shall have the right to designate the replacement for the Investor Designated Director, which replacement shall satisfy all legal, regulatory and governance requirements regarding service as a member of the Board of Directors. The Company and the Board of Directors shall take, at any time, and from time to time, all action required to fill the vacancy resulting therefrom with such person (including, subject to applicable law, rules or regulations, calling a special meeting of shareholders to vote on such person, using all reasonable best efforts to have such person elected as director of the Company by the shareholders of the Company and soliciting proxies for such person to the same extent as it does for any of its other nominees to the Board of Directors).

               (e)              The Investor Designated Director shall be entitled to the same compensation, including fees, and the same indemnification and insurance coverage in connection with his or her role as a director as the other members of the Board of Directors and the Investor Designated Director and the Observer (as hereinafter defined), as the case may be, shall be entitled to reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors, or any committee thereof, or the Bank Board (as hereinafter defined), or any committee thereof, to the same extent as the other members of the Board of Directors or the Bank Board. The Company shall notify the Investor Designated Director of all regular meetings and special meetings of the Board of Directors and of all regular and special meetings of any committee of the Board of Directors of which the Investor Designated Director is a member in accordance with the applicable bylaws and the Company and the Bank shall notify the Observer of all regular and special meetings of the Bank Board and, as applicable, the Board of Directors to the same extent as it notifies the members of the Bank Board and, as applicable, the Board of Directors in accordance with the applicable bylaws. The Company shall provide the Investor Designated Director with copies of all notices, minutes, consents and other material that they provide to all other members of the Board of Directors concurrently as such materials are provided to the other members and, subject to Section 4.1(f), the Bank shall provide the Observer with copies of all notices, minutes, consents and other material it provides to all members of the Bank Board and, as applicable, the Board of Directors concurrently as such materials are provided to the members of the Bank Board and, as applicable, the Board of Directors.

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               (f)              For so long as the Investor has a Qualifying Ownership Interest, the Company shall, subject to applicable laws, rules or regulations, invite or cause to be invited a person designated by the Investor and reasonably acceptable to the Board of Directors (the “Observer”) to attend all meetings of the board of directors of the Bank (the “Bank Board”) and all committees thereof in a nonvoting observer capacity. The Investor shall cause the Observer to agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information provided to such Observer and the Company, the Bank, the Board of Directors and the Bank Board, as applicable, shall have the right to withhold any information (including notices, minutes, consents and other materials) and to exclude the Observer from any meeting or portion thereof (1) if doing so is, in the opinion of counsel to the Company or Bank, necessary to protect the attorney-client privilege between the Company or the Bank and counsel or (2) if the Board of Directors or the Bank Board, as applicable, determines in good faith, after consultation with counsel, that fiduciary or regulatory requirements under applicable law would make attendance by the Observer inappropriate. The Observer shall have no right to vote on any matters presented to the Board of Directors or the Bank Board.

               (g)             The Company acknowledges that the Investor Designated Director may have certain rights to indemnification, advancement of expenses and/or insurance provided by the Investor and/or certain of its Affiliates (collectively, the “Investor Indemnitors”). The Company hereby agrees that with respect to a claim by the Investor Designated Director for indemnification arising out his or her service as a director of the Company (1) that it is the indemnitor of first resort (i.e., its obligations to the Investor Designated Director are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Investor Designated Director are secondary), and (2) that it shall be required to advance the full amount of expenses incurred by the Investor Designated Director and shall be liable for the full amount of all expenses and liabilities incurred by the Investor Designated Director, in each case to the extent legally permitted and as required by the terms of this Agreement and the Certificate of Incorporation or the Bylaws (and any other agreement regarding indemnification between the Company, on the one hand, and the Investor Designated Director, on the other hand), subject to the satisfaction of any conditions imposed on the advancement of expense as may be required by the Certificate of Incorporation or bylaws of the Company or under applicable law and regulation, without regard to any rights the Investor Designated Director may have against any Investor Indemnitor. The Company further agrees that no advancement or payment by any Investor Indemnitor on behalf of the Investor Designated Director with respect to any claim for which the Investor Designated Director has sought indemnification from the Company shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Investor Designated Director against the Company. The Company agrees that the Investor Indemnitors are express third party beneficiaries of the terms of this Section 4.1(g).

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               4.2              Transfers; Legend; Form D.

               (a)              The Investor acknowledges that the Purchased Shares have not been, and, subject to Section 4.5, will not be, registered under the Securities Act or under any state securities laws and agrees that (i) it will not sell or otherwise dispose of any of the Purchased Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws and (ii) to the extent not registered under Section 4.5, prior to the six (6) month anniversary of the Closing, it shall not sell or otherwise dispose of any Purchased Shares except to one or more Permitted Transferees (as defined below) who shall have agreed in writing to be bound by the terms of this Agreement pursuant to a joinder agreement reasonably satisfactory to the Company. Any attempt to sell or otherwise dispose of any Purchased Shares not in compliance with this Agreement shall be null and void ab initio, and the Company shall not, and shall cause any transfer agent not to, give any effect in the Company’s stock records to such attempted sale or disposition. “Permitted Transferee” shall mean any general or limited partner, member, stockholder or Affiliate of the Investor, or a trust the beneficiaries of which include only such general or limited partner, member, shareholder or Affiliate, or any investment fund or account managed by the Investor or an Affiliate of the Investor; provided that a transfer or other disposition to the general or limited partners, members or stockholders of the Investor, or to a trust the beneficiaries of which include only such general or limited partners, members, or stockholders of the Investor, shall not be deemed to be a sale or other disposition to a Permitted Transferee unless the sale or other disposition is made on a pro rata basis to all such partners, members or stockholders; and provided, further, that any such Permitted Transferee is an accredited investor.

               (b)              The Investor agrees that all certificates or other instruments representing the Purchased Shares subject to this Agreement will bear a legend substantially to the following effect:

“(1) THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(2) THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A STOCK PURCHASE AGREEMENT, DATED AS OF [____], COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

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(3) THE TRANSFER OF SECURITIES REPRESENTED BY THIS CERTIFICATE IS (AND OTHER SECURITIES OF THE CORPORATION MAY BE) SUBJECT TO RESTRICTION PURSUANT TO ARTICLE XV OF THE CORPORATION’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION. THE CORPORATION WILL FURNISH A COPY OF ITS AMENDED AND RESTATED CERTIFICATE OF INCORPORATION (OR A SUMMARY THEREOF) SETTING FORTH THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS TO THE HOLDER OF RECORD OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

               (c)              Upon request of the Investor, upon any such legend no longer being required under the Securities Act or applicable state laws, or this Agreement or the Certificate of Incorporation, as the case may be, the Company shall promptly cause the applicable legend to be removed from any certificate for any Purchased Shares.

               (d)             The Company agrees to timely file a Form D with respect to the Purchased Shares as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Common Stock for sale to the Investor pursuant to this Agreement under applicable securities or blue sky laws of the states of the United States (or to obtain an exemption from such qualification). The Company shall make all filings and reports relating to the offer and sale of the Purchased Shares required under applicable securities or blue sky laws of the states of the United States following the Closing Date.

               4.3             Indemnity.

               (a)              From and after the Closing, the Company agrees to indemnify and hold harmless the Investor and its Affiliates and each of their respective officers, directors, direct or indirect partners or members, employees, agents and investment advisors, and each person who controls the Investor within the meaning of the Securities Exchange Act of 1934, as amended, or any successor statute (the “Exchange Act”) and the rules and regulations promulgated thereunder, to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements), amounts paid in settlement and other costs (collectively, “Losses”) arising out of or resulting from (1) any inaccuracy in or breach of (or inaccuracy in or breach alleged by a third party) any of the Company’s representations or warranties in Section 2.2 of this Agreement, (2) the Company’s breach (or breach alleged by a third party) of any agreements or covenants made by the Company in this Agreement or (3) any Losses arising out of or resulting from any legal, administrative or other proceedings instituted by any Governmental Entity, stockholder of the Company or any other person (other than the Investor and its Affiliates and the Company and the Company Subsidiaries) arising out of the transactions contemplated by this Agreement (other than any Losses attributable to the acts, errors or omissions on the part of the Investor, but not including the transactions contemplated hereby).

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               (b)              A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly (and in no event more than thirty (30) days) after the determination by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.3 unless and to the extent that the Indemnifying Party shall have been materially and adversely prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim to the extent known by the Indemnified Party. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at the cost and expense of the Indemnifying Party, counsel and conduct the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense thereof, unless the counsel to the Indemnified Party advises such Indemnifying Party in writing that such claim involves a conflict of interest (other than one of a monetary nature) that would make it inappropriate for the same counsel to represent both the Indemnifying Party and the Indemnified Party, in which case the Indemnified Party shall be entitled to retain its own counsel at the cost and expense of the Indemnifying Party. If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and each Indemnified Party shall reasonably cooperate in the defense or prosecution of such claim. Such cooperation shall include the retention and (upon the Indemnifying Party’s request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold or delay its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise (A) includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding, (B) provides solely for the payment of money damages and not any injunctive or equitable relief or criminal penalties and (C) does not create any financial or other obligation on the part of an Indemnified Party which would not be indemnified in full by the Indemnifying Party.

               (c)              For purposes of the indemnity contained in Sections 4.3(a)(1), all qualifications and limitations set forth in the parties’ representations and warranties as to “materiality,” “Material Adverse Effect” and words of similar import, shall be disregarded in determining whether there shall have been any inaccuracy in or breach of any representations and warranties in this Agreement and the amount of Losses associated therewith.

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               (d)              The Company shall not be required to indemnify the Indemnified Parties pursuant to Section 4.3(a)(1)(i) with respect to (i) any claim for indemnification if the amount of Losses with respect to such claim are less than $15,000 (any claim involving Losses less than such amount being referred to as a “De Minimis Claim”) and (ii) unless and until the aggregate amount of all Losses incurred with respect to all claims (other than De Minimis Claims) pursuant to Section 4.3(a)(1) exceed an amount equal to the product of (x) 1.00%, multiplied by (y) the Purchase Price (the “Threshold Amount”), in which event the Company shall be responsible for all Losses incurred by the Indemnified Party (without regard to the Threshold Amount). The cumulative indemnification obligations of the Company hereunder shall in no event exceed the Purchase Price.

               (e)              In the event of any transfer of the Purchased Shares to a third party that is not a Permitted Transferee of the Investor, the Company shall have no obligations under this Section 4.3 to such transferee. The indemnity provided for in this Section 4.3 shall be the sole and exclusive monetary remedy of Indemnified Parties after the Closing for any inaccuracy of any of the representations and warranties contained in Sections 2.2 and 2.3 of this Agreement or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such party’s remedies in respect of fraud, intentional misrepresentation or omission or intentional misconduct by the other party in connection with the transactions contemplated hereby; provided, further, that nothing herein shall prevent the parties hereto from seeking specific performance of any of the obligations of the other parties to this Agreement. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any punitive damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof.

               (f)               Any indemnification payments pursuant to this Section 4.3 shall be treated as an adjustment to the Purchase Price for the Purchased Shares for U.S. federal income and applicable state and local Tax purposes, unless a different treatment is required by applicable law.

               4.4              Preemptive Rights.

               (a)              Following the Closing, for so long as the Investor has a Qualifying Ownership Interest, if the Company proposes to issue (a “New Issuance”) any equity (including shares of Common Stock or shares of Company Preferred Stock), or any securities, options or debt that are convertible or exchangeable into equity or that include an equity component (any such security, a “New Security”), the Company shall provide written notice of such proposed New Issuance to the Investor no later than thirty (30) business days prior to the anticipated issuance date (the “Preemptive Rights Notice”). The Investor shall have the right to purchase for cash, at the price and on the same terms and conditions and at the same time as the New Issuance, such number of New Securities as are required to enable it to maintain its proportionate Common Stock-equivalent interest in the Company immediately prior to any such issuance of New Securities (the “Preemptive Amount”). The Preemptive Rights Notice shall set forth all material terms and conditions of the New Issuance, including the number New Securities proposed to be issued, the issue price and the maximum number of New Securities that the Investor may purchase in the New Issuance pursuant to the immediately preceding sentence.

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               (b)             The Investor may elect to participate in the New Issuance to the extent described in Section 4.4(a) by delivering an irrevocable written notice to the Company by the date specified by the Company in the Preemptive Rights Notice (which shall be no later than three (3) business days before the anticipated date of the New Issuance), setting forth the number of shares the Investor wishes to purchase in the New Issuance up to its Preemptive Amount; provided that in order to exercise rights under this Section 4.4 (“Preemptive Rights”), the Investor must execute all customary transaction documentation in connection with such New Issuance on the same terms as any other participant in the New Issuance; provided, further, that in the event that the Company is issuing more than one type or class of New Securities in connection with such New Issuance, the Investor participating in such issuance shall be required to acquire the same percentage of all such types and classes of securities.

               (c)              The closing of the acceptances of the Preemptive Rights shall take place at the same time as the closing(s) under definitive agreements with other participants in the New Issuance, which in any event shall occur within ninety (90) days after the anticipated date of the New Issuance as set forth in the Preemptive Rights Notice. In the event that the New Issuance is not consummated within the time frame described above, the Company’s right to consummate such New Issuance shall expire and the Company shall be required to comply with the procedures set forth in this Section 4.4 prior to any subsequent New Issuance. At the consummation of any New Issuance, the Company shall issue certificates to the Investor promptly following payment by the Investor of the purchase price for such exercise in accordance with the terms and conditions as specified in the Preemptive Rights Notice.

               (d)              Notwithstanding anything to the contrary herein, the Investor shall not have any Preemptive Rights in connection with (i) any issuance of New Securities to management, consultants, employees, officers or directors of the Company pursuant to management or employee incentive programs or plans approved by the Board of Directors (including any such programs or plans in existence on the date hereof), (ii) any issuance, delivery or sale of New Securities by the Company to any person as consideration in connection with (but not in connection with raising capital to fund) (1) an acquisition or strategic business combination approved by the Board of Directors or (2) an investment by the Company approved by the Board of Directors in any party which is not prior to such transaction an Affiliate of the Company (whether by merger, consolidation, stock swap, sale of assets or securities, or otherwise), (iii) any issuance, delivery or sale of New Securities in any registered public offering or (iv) any issuance of New Securities in connection with any stock split, stock dividend paid on a proportionate basis to all holders of the affected class of capital stock or recapitalization approved by the Board of Directors.

               (e)              Notwithstanding the foregoing provisions of this Section 4.4, if a majority of the directors of the Board of Directors determines that the Company must issue equity or debt securities on an expedited basis, then the Company may consummate the proposed issuance or sale of such securities (“Expedited Issuance”) and then comply with the provisions of this Section 4.4 provided that (i) the purchaser(s) of such New Securities has consented in writing to the issuance of additional New Securities in accordance with the provisions of this Section 4.4, and (ii) the sale of any such additional New Securities under this Section 4.4(e) to the Investor and certain Other Investors pursuant to this Section 4.4 and similar provisions in the other stock purchase agreements in the Other Private Placements shall be consummated as promptly as is practicable but in any event no later than ninety (90) days subsequent to the date on which the Company consummates the Expedited Issuance under this Section 4.4(e). Notwithstanding anything to the contrary herein, the consent of the purchasers of such New Securities shall not be required in connection with any Expedited Issuance undertaken at the written direction of the applicable federal regulator of the Company or the Bank.

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               (f)               The Investor’s exercise of any Preemptive Rights in connection with the issuance of New Securities shall be subject to the provisions of Article XV of the Certificate of Incorporation.

               4.5              Registration Rights.

               (a)              Registration.

                                 (1)               Subject to the terms and conditions of this Agreement, the Company covenants and agrees that as promptly as practicable after the Closing Date (and in any event, no later than ninety (90) days following the Closing Date), (i) the Company shall have prepared and filed with the United States Securities and Exchange Commission (the “SEC”) one or more Shelf Registration Statements (as hereinafter defined) on Form S-1 covering the resale of Registrable Securities (as hereinafter defined) and the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until the time as there are no such Registrable Securities remaining (including by refiling such Shelf Registration Statement (or a new Shelf Registration Statement) if the initial Shelf Registration Statement expires) and (ii) the Company shall register the Registrable Securities on Form S-3 promptly after such form is available.

                                 (2)               Any registration pursuant to this Section 4.5(a) shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415. If the Investor or any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 4.5(c). The lead underwriters in any such distribution shall be selected by the holders of a majority of the Registrable Securities to be distributed hereunder (provided that such lead underwriters shall be reasonably acceptable to the Company).

                                 (3)               The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement):

(i) with respect to securities that are not Registrable Securities or with respect to Registrable Securities that cannot be sold under a registration statement as a result of the transfer restrictions set forth herein;

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(ii) during any Scheduled Black-out Periods (as hereinafter defined), with respect to any resale of Registrable Securities from an effective Shelf Registration Statement by the Investor only if the Investor, at such time, has an Investor Designated Director or appointed an Observer pursuant to this Agreement; or

(iii) if the Company has notified the Investor and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its security holders for such registration to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than forty five (45) days after receipt of the request of the Investor or any other Holder; provided that such right to delay a registration pursuant to this clause (iii) shall be exercised by the Company (x) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights (if any) against holders of similar securities that have registration rights and (y) not more than two times in any twelve (12)-month period and not more than ninety (90) days in the aggregate in any twelve (12)-month period.

The Company shall provide the Investor written notice of any Scheduled Black-out Period, if applicable to such Investor, no later than five (5) business days prior to the commencement of such Scheduled Black-out Period.

                                 (4)               If during any period when the Shelf Registration Statement is not effective or available, the Company proposes to register any of its securities, other than a registration pursuant to Section 4.5(a)(1) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company shall give prompt written notice to the Investor and all other Holders of its intention to effect such a registration (but in no event less than ten (10) business days prior to the anticipated filing date) and shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) business days after the date of the Company’s notice (a “Piggyback Registration”). Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth (5th) business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 4.5(a)(4) prior to the effectiveness of such registration, whether or not the Investor or any other Holders have elected to include Registrable Securities in such registration.

                                 (5)               If the registration referred to in Section 4.5(a)(4) is proposed to be underwritten, the Company shall so advise the Investor and all other Holders as a part of the written notice given pursuant to Section 4.5(a)(4). In such event, the right of the Investor and all other Holders to registration pursuant to this Section 4.5(a) shall be conditioned upon such persons’ participation in such underwriting and the inclusion of such person’s Registrable Securities in the underwriting, and each such person shall (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Investor.

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                                 (6)               Except for the registration rights granted to certain Other Investors in the Other Private Placements, the Company represents and warrants that it has not granted to any holder of its securities and agrees that it shall not grant “piggyback” registration rights to one or more third parties to include their securities in the Shelf Registration Statement or in an underwritten offering under the Shelf Registration Statement pursuant to Section 4.5(a)(2). If (x) the Company grants “piggyback” registration rights to certain Other Investors in the Other Private Placements to include their securities in an underwritten offering under the Shelf Registration Statement pursuant to Section 4.5(a)(2) or (y) a Piggyback Registration under Section 4.5(a)(4) relates to an underwritten primary offering on behalf of the Company, and in either case the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company shall include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities shall be so included in the following order of priority: (i) first, in the case of a Piggyback Registration under Section 4.5(a)(4), the securities the Company proposes to sell, (ii) second, Registrable Securities of the Investor and all other Holders who have requested registration of Registrable Securities pursuant to Sections 4.5(a)(2) or 4.5(a)(4) of this Agreement, as applicable, pro rata on the basis of the aggregate number of such securities or shares subject to such request and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

               (b)             Expenses of Registration. All Registration Expenses (as hereinafter defined) incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. Without limiting the foregoing, the Company shall bear its internal expenses (including all salaries and expenses of their officers and employees performing legal, accounting or other duties) and expenses of any person, including special experts, retained by the Company. All Selling Expenses (as hereinafter defined) incurred in connection with any registrations hereunder shall be borne by the Holders (as hereinafter defined) selling in such registration pro rata on the basis of the aggregate number of securities or shares being sold.

               (c)              Obligations of the Company. The Company shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) if it becomes eligible for such status in the future and not become an ineligible issuer (as defined in Rule 405 under the Securities Act). In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

                                 (1)               By 9:30 a.m., New York City time on the first business day after the effective date of a Shelf Registration Statement, file a final prospectus with the SEC as required by Rule 424(b) under the Securities Act.

                                 (2)               Provide to each Holder a copy of any disclosure regarding the plan of distribution or the selling Holder, in each case, with respect to such Holder, at least three (3) business days in advance of any filing with the SEC of any registration statement or any amendment or supplement thereto that amends such information.

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                                 (3)               Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement and, subject to this Section 4.5(c), keep such registration statement effective or such prospectus supplement current.

                                 (4)               Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

                                 (5)               Furnish to the Holders and any underwriters such number of correct and complete copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

                                 (6)               Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                                 (7)               Notify each Holder of Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing (which notice shall not contain any material non-public information).

                                 (8)               Give written notice to the Holders:

(A)	when any registration statement filed pursuant to Section 4.5(a) or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Exchange Act) and when such registration statement or any post-effective amendment thereto has become effective;
(B)	of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;
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(C)	of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;
(D)	of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;
(E)	of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and
(F)	if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 4.5(c)(12) cease to be true and correct,

in each case which notice shall not contain any material nonpublic information.

                                 (9)               Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 4.5(c)(8)(C) at the earliest practicable time.

                                 (10)             Upon the occurrence of any event contemplated by Section 4.5(c)(7) or 4.5(c)(8)(E) and subject to the Company’s rights under Section 4.5(d), the Company shall promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus shall not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                 (11)             Use reasonable best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

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                                 (12)             If an underwritten offering is requested pursuant to Section 4.5(a)(2), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows,” similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and the Company Subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) use its reasonable best efforts to obtain “cold comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

                                 (13)             Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information, in each case, reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

                                 (14)             Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (the “Trading Market”), as determined by the Company, including, but not limited to, using commercially reasonable efforts to effect a reverse stock split (including any shareholder approvals in connection therewith), at a ratio sufficient to satisfy the minimum bid price requirements for listing the Common Stock on the Trading Market, as applicable.

                                 (15)             If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

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                                 (16)             Timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

               (d)             Suspension of Sales. During (i) any Scheduled Black-out Period (other than with respect to any resale of Registrable Securities from an effective Shelf Registration Statement if the Investor, at such time, does not have an Investor Designated Director or has not appointed an Observer pursuant to this Agreement) or (ii) upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities pursuant to such registration statement until termination of such Scheduled Black-out Period (if applicable) or until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension under clause (ii) of the foregoing may be in effect in any twelve (12)-month period shall not exceed ninety (90) days.

               (e)              Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

               (f)               Furnishing Information.

                                 (1)               Neither the Investor nor any Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

                                 (2)               It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.5(c) that the Investor and/or the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.

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               (g)              Indemnification.

                                 (1)               The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, employees, agents, representatives, investment advisors and Affiliates, and each person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all Losses, joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto); or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to such Indemnitee in any such case to the extent that any such Losses arise out of or are based upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee expressly for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company. In the event of any third party claim asserted against any Indemnitee, the procedures set forth in Section 4.3(b) shall apply to the defense of any such claim.

                                 (2)               If the indemnification provided for in Section 4.5(g)(1) is unavailable to an Indemnitee with respect to any Losses or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.5(g)(2) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 4.5(g)(1). No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

                                 (3)               The indemnity and contribution agreements contained in this Section 4.5(g) are in addition to any liability that the Company may have to the Indemnitees and are not in diminution or limitation of the indemnification provisions under Section 4.3 of this Agreement.

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               (h)             Assignment of Registration Rights. The rights of the Investor to registration of Registrable Securities pursuant to Section 4.5(a) may be assigned by the Investor to a transferee or assignee of Registrable Securities to which (i) there is transferred to such transferee no less than twenty five percent (25%) of all Registrable Securities held by it and (ii) such transfer is permitted under the terms hereof; provided, however, that the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

               (i)               Holdback. With respect to any underwritten offering of Registrable Securities by the Investor or other Holders pursuant to this Section 4.5, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed ten (10) days prior and sixty (60) days following the effective date of such offering or such longer period up to ninety (90) days as may be requested by the managing underwriter. The Company also agrees to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to ninety (90) days as may be requested by the managing underwriter. “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or Company Subsidiaries or in connection with dividend reinvestment plans.

               (j)               Rule 144. With a view to making available to the Investor and Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its reasonable best efforts to:

                                 (1)               make and keep adequate and current public information with respect to the Company available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

                                 (2)               file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and if at any time the Company is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) and the Securities Act);

                                 (3)               so long as the Investor or a Holder owns any Registrable Securities, furnish to the Investor or such Holder forthwith upon request: (x) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; (y) a copy of the most recent annual or quarterly report of the Company; and (z) such other reports and documents as the Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

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                                 (4)               to take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

               (k)              As used in this Section 4.5, the following terms shall have the following respective meanings:

                                 (1)               “Holder” means the Investor and any other holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 4.5(h) hereof.

                                 (2)               “Holders’ Counsel” means one counsel for the selling Holders chosen by Holders holding a majority interest in the Registrable Securities being registered.

                                 (3)               “Register,” “registered” and “registration” shall refer to a registration effected by preparing and (a) filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) filing a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3.

                                 (4)               “Registrable Securities” means (A) all Common Stock held by the Investor from time to time and (B) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in the foregoing clause (a) by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization, provided that, once issued, such securities shall not be Registrable Securities when (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they may be sold pursuant to Rule 144 without limitation thereunder on volume or manner of sale and without the requirement for the Company to be in compliance with the current public information requirements under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (iii) they shall have ceased to be outstanding or (iv) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities. No Registrable Securities may be registered under more than one registration statement at one time.

                                 (5)               “Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Section 4.5, including, without limitation, all registration, filing and listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred in connection with any “road show,” the reasonable fees and disbursements of Holders’ Counsel (not to exceed $50,000), and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.

                                 (6)               “Rule 144,” “Rule 144A,” “Rule 158,” “Rule 159A,” “Rule 405”, “Rule 415” and “Rule 424” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

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                                 (7)               “Scheduled Black-out Period” means the period from and including the fifteenth (15th) day of the third (3rd) month of a fiscal quarter of the Company to and including the business day after the day on which the Company publicly releases its earnings for such fiscal quarter.

                                 (8)               “Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

               (l)               At any time, any holder of Registrable Securities (including any Holder) may elect to forfeit its rights set forth in this Section 4.5 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Sections 4.5(a)(4)-(6) in any Pending Underwritten Offering (as hereinafter defined) to the same extent that such Holder would have been entitled to if the holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 4.5(f) with respect to any prior registration or Pending Underwritten Offering. “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 4.5(l), any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 4.5(a)(2) or Section 4.5(a)(4) prior to the date of such Holder’s forfeiture.

               4.6              Takeover Laws; No Rights Triggered. If any Takeover Law may become, or may purport to be, applicable to the Transactions, the Company and the members of the Board of Directors shall grant such approvals and take such actions as are necessary so that the Transactions may be consummated, as promptly as practicable, on the terms contemplated by this Agreement, as the case may be, and otherwise act to eliminate or minimize the effects of any Takeover Law on any of the Transactions.

               4.7              Avoidance of Control.

               (a)              Each of the Company and the Investor agrees to cooperate and use its reasonable best efforts to ensure that neither the Investor nor any of its Affiliates will become, control, or be deemed to control a “bank holding company” within the meaning of the BHC Act. The Company shall not knowingly take any action which would reasonably be expected to result in any of the Investor or its Affiliates becoming, or controlling, a “bank holding company” within the meaning of the BHC Act.

               (b)             Notwithstanding anything to the contrary in this Agreement, neither the Company nor any Company Subsidiary shall knowingly take any action (including any redemption, repurchase, or recapitalization of Common Stock or securities or rights, options or warrants to purchase Common Stock, or securities of any type whatsoever that are, or may become, convertible into or exchangeable into or exercisable for Common Stock in each case, where the Investor is not given the right to participate in such redemption, repurchase or recapitalization to the extent of the Investor’s pro rata portion), that would reasonably be expected to pose a substantial risk that (i) the Investor’s equity of the Company (together with equity of the Company owned by the Investor’s Affiliates (as such term is used under the BHC Act)) would exceed 24.99% of the Company’s total equity or (ii) the Investor’s ownership or control of, or power to vote, any class of Voting Securities of the Company (together with the ownership by Investor’s Affiliates (as such term is defined in the BHC Act) of Voting Securities of the Company) would exceed 24.99% of any such class, in each case without the prior written consent of Investor.

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               (c)              The Investor shall not take, permit or allow any action that would cause any Company Subsidiary to become a “commonly controlled insured depository institution” (as that term is defined for purposes of 12 U.S.C. § 1815(e), as may be amended or supplemented from time to time, and any successor thereto) with respect to any institution that is not a direct or indirect Company Subsidiary.

               (d)              In the event that either party hereto, as applicable, breaches its obligations under this Section 4.7 or believes that it is reasonably likely to breach such obligations, it shall immediately notify the other party and shall cooperate in good faith with such other party to modify an ownership or other arrangements or take any other action, in each case, as is necessary to cure or avoid such breach.

               4.8              ERISA Matters. Investor and, at the Investor’s request, each Affiliate thereof that directly or indirectly has an interest in the Investor, the Company or the Bank, including, but not limited to any Permitted Transferee, in each case, that is intended to qualify as a “venture capital operating company” as defined in the regulations issued by the Department of Labor at Section 2510.3 101 of Part 2510 of Chapter XXV, Title 29 of the Code of Federal Regulations, as the same may be amended from time to time (a “VCOC” and each such person a “VCOC Investor”), will have customary VCOC rights, including the right to receive regular financial reports (including, but not limited to, audited annual and quarterly financial reports), information regarding significant corporate actions, the right to inspect the books and records of the Company, and the right to consult with management of the Company on matters relating to the business and affairs of the Company; provided, however, that this provision shall not entitle any VCOC Investor to (a) designate any members of the Board of Directors, except as provided above under Section 4.1 or (b) consult with management of the Company on matters relating to the business and affairs of the Company more than once per quarter. The Company agrees to consider, in good faith, the recommendations of the VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by the Company and each of the Company Subsidiaries, as the case may be.

               4.9             Most Favored Nation. If the Company, in connection with the Other Private Placements, enters into, or has entered into, an agreement that contains terms more favorable, in form or substance, to any Other Investor than the terms provided to the Investor under this Agreement, then the Company will modify or revise the terms of this Agreement in order for the transaction contemplated hereby to reflect any such more favorable terms. Notwithstanding the foregoing, without the prior written consent of the Investor, the Company shall not enter into an agreement with any Other Investor that contains provisions which, as to such Other Investor, are more favorable than the terms and conditions contained in Sections 4.2 and 4.4.

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               4.10           Exclusivity.

               (a)              The Company agrees that, from and after the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with Article V, neither it nor any Company Subsidiary nor any of the officers and directors of it or any Company Subsidiary shall, and that it shall direct and cause its and the Company Subsidiaries’ employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any Company Subsidiary) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage (including by way of furnishing information), facilitate or induce any inquiry, proposal or offer with respect to, or the making, completion, submission or announcement of, any inquiry, proposal or offer that constitutes, or could reasonably be expected to result in, an Acquisition Proposal (as hereinafter defined), (ii) initiate any discussion with or provide any confidential information or data to any person relating to or in connection with an Acquisition Proposal, or engage in any negotiations concerning an Acquisition Proposal, or knowingly facilitate any effort or attempt to make or implement an Acquisition Proposal, (iii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal or (iv) approve, endorse or recommend, or propose to approve, endorse or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, acquisition agreement, option agreement or other similar agreement contemplating or otherwise relating to any Acquisition Proposal, or (v) propose or agree to do any of the foregoing related to any Acquisition Proposal. The Company shall, and shall cause its officers, directors, agents and representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations existing as of the date of this Agreement with any parties conducted heretofore with respect to any Acquisition Proposal, and, as promptly as practicable (but in any event within twenty-four (24) hours), provide to the Investor all non-public or confidential information provided to such parties in connection with their Acquisition Proposal (other than non-public or confidential information which has been previously provided to the Investor in connection with this Agreement).

               (b)             As promptly as practicable (but in any event within twenty-four (24) hours) after receipt of an Acquisition Proposal or any request for non-public or confidential information or inquiry that the Company reasonably believes could lead to an Acquisition Proposal, the Company shall provide the Investor with oral and written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry (including a copy of such written Acquisition Proposal, request or inquiry), and the identity of the person making any such Acquisition Proposal, request or inquiry. Thereafter, the Company shall provide the Investor, as promptly as practicable, with oral and written notice setting forth all such information as is reasonably necessary to keep the Investor informed in all material respects of the status and details (including material amendments or proposed material amendments and copies of any written amendments or proposed written amendment, to any such Acquisition Proposal) of any such Acquisition Proposal, request or inquiry.

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ARTICLE V

TERMINATION

               5.1              Termination. This Agreement may be terminated prior to the Closing:

               (a)              by mutual written consent of the Investor and the Company;

               (b)             by the Company or the Investor, upon written notice to the other party, in the event that the Closing does not occur on or before the Outside Date (as hereinafter defined); provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

               (c)              by the Company or the Investor, upon written notice to the other party, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

               (d)             by the Company or the Investor, upon written notice to the other party, if the Company or the Investor or any of their respective Affiliates receives written notice from or is otherwise advised by a Governmental Entity that it will not grant (or intends to rescind or revoke if previously approved) any Required Approval;

               (e)              by the Investor, if the Investor or any of its Affiliates receives written notice from or is otherwise advised by a Governmental Entity that it will not grant any Required Approval with respect to the Investor on the terms contemplated by this Agreement without imposing any Burdensome Condition;

               (f)              by the Company, if the Company is not in material breach of any of the terms of this Agreement, and there has been a breach of any representation, warranty, covenant or agreement made by the Investor in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(c)(3)(i) or (ii) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given by the Company to the Investor; or

               (g)             by the Investor, if the Investor is not in material breach of any of the terms of this Agreement, and there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 1.2(c)(2)(i) or (ii) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given by the Investor to the Company.

               5.2             Effects of Termination. In the event of any termination of this Agreement as provided in Section 5.1, this Agreement (other than Section 3.2(b), this Section 5.2 and ARTICLE VI (other than Sections 6.1 and 6.2) and all applicable defined terms, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for intentional breach of this Agreement.

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ARTICLE VI

MISCELLANEOUS

               6.1             Survival. Each of the Company’s representations and warranties set forth in this Agreement shall survive the Closing under this Agreement but only for a period of eighteen (18) months following the Closing Date (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the end of such period) and thereafter shall expire and have no further force and effect; provided that the representations and warranties in Sections 2.2(a), 2.2(b), 2.2(c), 2.2(d), 2.2(f), 2.2(q), 2.2(v) and 2.2(y) shall survive indefinitely and the representations and warranties in Sections 2.2(i), 2.2(p) and 2.2(u) shall survive until ninety (90) days after the expiration of the applicable statutory periods of limitations. None of the Investor’s representations and warranties set forth in this Agreement shall survive the Closing. Except as otherwise provided herein, all covenants and agreements contained herein shall survive for the duration of any statutes of limitations applicable thereto or until, by their respective terms, they are no longer operative.

               6.2             Expenses. Each of the parties will bear and pay all costs and expenses incurred by it or on its behalf in connection with the Transactions; provided, that, on the date hereof, the Company shall promptly reimburse the Investor for the costs and expenses actually incurred by it and its Affiliates in connection with the Transaction on or prior to the date hereof (the “Signing Payment Date”) as set forth on Section 6.2 of the Disclosure Schedule; provided, further, that the Company shall reimburse the Investor (promptly after receipt of an invoice and reasonable supporting documentation therefor), without duplication, for all reasonable and documented out-of-pocket costs and expenses actually incurred by the Investor or its Affiliates in connection with the Transactions on or after the Signing Payment Date but on or prior to the Closing Date, including costs in connection with due diligence, the negotiation and preparation of this Agreement and undertaking of the Transactions (including all stamp and other Taxes payable with respect to the issuance of the Purchased Shares, filing fees, and the reasonable fees and expenses of attorneys and consultants incurred by or on behalf of the Investor or its Affiliates in connection with the Transactions). The reimbursement obligations of the Company hereunder shall in no event exceed $650,000 in the aggregate. In the event of any case filed by or against the Company under Chapter 11 of Title 11 of the United States Code, as amended from time to time, the Company shall take each and every action necessary to have the costs and expenses reimbursed hereunder determined by a court of competent jurisdiction to be an allowed claim with an administrative expense priority under Section 503(b) of Chapter 5 of Title 11 of the United States Code, as amended from time to time.

               6.3             Amendment. No amendment of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party.

               6.4             Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The conditions to each party’s obligation to consummate the Closing are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. No waiver of any party to this Agreement will be effective unless it is in a writing signed by a duly authorized officer of the waiving party that makes express reference to the provision or provisions subject to such waiver.

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               6.5             Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile transmission or by e-mail delivery of a .PDF data file and such signatures will be deemed as sufficient as if actual signature pages had been delivered.

               6.6             Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. The parties hereto irrevocably and unconditionally agree that any suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the parties agree to submit to the jurisdiction of, and to venue in, such courts.

               6.7             Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

               6.8             Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or by telecopy, facsimile or e-mail, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(1) If to the Investor, to the addresses and individuals as identified on the Investor’s signature page hereto.

(2) If to the Company:

                                                Centrue Financial Corporation

                                                122 West Madison Street

                                                Ottawa, IL 61350

                                                Attention: Kurt Stevenson

                                                Telephone: 815-431-2811

                                                Facsimile: 815-431-2820

                                                Email: kurt.stevenson@centrue.com

                                                with copies to (which copies alone shall not constitute notice):

                                                Howard & Howard Attorneys PLLC

                                                200 S. Michigan Ave., Ste. 1100

                                                Chicago, IL 60604

                                                Attention: Joseph B. Hemker

                                                Telephone: 312-456-3444
                                                Facsimile: 312-939-5617
                                                Email: jhemker@howardandhoward.com

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               6.9             Entire Agreement, Etc. This Agreement (including the Exhibits, Schedules, and Disclosure Schedules hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof, including but not limited to the Original Agreement; the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and their permitted assigns. For the avoidance of doubt, the Company agrees that the Investor may assign its rights under this Agreement to any Affiliate and any such transferee shall be included in the term “Investor”; provided that no such assignment by the Investor shall relieve the Investor of any of its liabilities or obligations hereunder.

               6.10            Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. All article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit, annex and schedule references not attributed to a particular document shall be references to such exhibits, annexes and schedules to this Agreement. When used herein:

               (a)              the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities by contract or otherwise;

               (b)              the word “or” is not exclusive;

               (c)              the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

               (d)              the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

               (e)              the words “it” or “its” are deemed to mean “him” or “her” and “his” or “her”, as applicable, when referring to an individual;

               (f)              “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York or the State of Wisconsin generally are authorized or required by law or other governmental actions to close;

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               (g)             “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

               (h)             “Beneficial Ownership” is defined in Rules 13d-3 and 13d-5 of the Exchange Act;

               (i)               “knowledge of the Company” or “Company’s knowledge” means the actual knowledge after due inquiry of any of the executive officers of the Company;

               (j)               the term “Governmental Approval” means any notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entity, or the expiration or termination of any statutory waiting periods;

               (k)              the term “Outside Date” means March 31, 2015, which such date may be extended by the Investor (in its sole and absolute discretion) by giving written notice of such extension to the Company; and

               (l)               the term “Acquisition Proposal” means any proposal or offer made by any person other than the Investor to acquire all or a substantial part of the business or properties of the Company or any Company Subsidiary or any capital stock of the Company or any Company Subsidiary, whether by merger, recapitalization, tender offer, exchange offer, sale of assets or similar transactions involving the Company, a Company Subsidiary, division or operating or principal business unit thereof.

               6.11           Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

               6.12           Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties. Nothing contained in this Agreement shall be construed to require the Company or the Board of Directors or any other person or entity to take any action or fail to take any action that is contrary to law, whether statutory, common law or otherwise.

               6.13           No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer or shall confer upon any person, other than the express parties hereto, any benefit, right or remedies, except that the provisions of Sections 4.1(g), 4.3 and 4.5 shall inure to the benefit of the persons referred to in those Sections, including any Indemnified Parties or Holders. The representations and warranties set forth in ARTICLE II and the covenants set forth in ARTICLE III and ARTICLE IV have been made solely for the benefit of the parties to this Agreement and (a) may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (b) have been qualified by reference to the Disclosure Schedule, which contains certain disclosures that are not reflected in the text of this Agreement; and (c) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company.

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               6.14           Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

               6.15           Public Announcements. Subject to each party’s disclosure obligations imposed by law or regulation, each of the parties hereto will cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement or the Other Private Placements, and no party hereto will make any such news release or public disclosure without first consulting with the other party hereto and receiving its consent (which shall not be unreasonably withheld, conditioned, or delayed), and each party shall coordinate with the other with respect to any such news release or public disclosure. The Company shall not publicly disclose the name of the Investor or any Affiliate or investment advisor of the Investor, or include the name of the Investor or any Affiliate or investment advisor of the Investor in any press release or in any filing with the SEC or any regulatory agency or trading market, without the prior written consent of the Investor, except (i) as required by the federal securities laws in connection with any registration statement contemplated by Section 4.5 and (ii) to the extent such disclosure is required by applicable law, at the request of the staff of the SEC or any regulatory agency or under trading market regulations, in which case the Company shall provide the Investor with prior written notice of such disclosure permitted under this clause (ii).

               6.16           Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to specific performance of the terms hereof without the necessity of providing any bond or other security, this being in addition to any other remedies to which they are entitled at law or equity.

               6.17           No Recourse. Subject to Sections 4.2(a) and 6.9, the Company agrees and acknowledges that no Investor Related Party (as hereinafter defined) has any obligations hereunder and that no person shall have any remedy, recourse or right of recovery against, or contribution from, any Investor Related Party, whether through the Investor or otherwise, in connection with the transaction contemplated by this Agreement. The term “Investor Related Party” means (a) any Affiliate of the Investor, (b) any former, current or future general or limited partners, members, managers, stockholders, holders of any equity, partnership or limited liability company interest, officers, directors, employees, agents, controlling persons, or assignees of the Investor or any of its Affiliates, or (c) any former, current or future general or limited partners, members, managers, stockholders, holders of any equity, partnership or limited liability company interest, officers, directors, employees, agents, controlling persons, assignees, or Affiliates of any of the foregoing.

* * *

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               IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

CENTRUE FINANCIAL CORPORATION

By:	/s/ Kurt R. Stevenson
Name: Kurt R. Stevenson
Title: President & CEO

[Signature Page to Stock Purchase Agreement]

CAPITAL Z PARTNERS CENTRUE AIV, L.P.

By:	Capital Z Partners III, Ltd.,
its ultimate general partner

By:	/s/ Craig Fisher
Name: Craig Fisher
Title: General Counsel

Information for Notices:

Capital Z Partners

Attn:	Brad Cooper
Brad.cooper@capitalz.com
212-965-2410

Chris Wolfe
Chris.wolfe@capitalz.com
212-965-2446

Craig Fisher
Craig.fisher@capitalz.com
212-965-2328

with a copy to (which copy alone shall not constitute notice):

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY 10022-6069
Facsimile: 212-848-7179
Attn:	Jeremy Dickens, Esq.
jeremy.dickens@shearman.com
212-848-4504

Scott Petepiece, Esq.
spetepiece@shearman.com
212-848-8576

[Signature Page to Stock Purchase Agreement]

Exhibit A

Charter Amendment

See attached.

[Exh-A]

Exhibit B

PURCHASED SHARES

               On the terms and subject to the conditions set forth in the Agreement, at the Closing, the Investor will purchase from the Company, and the Company will issue and sell to the Investor, that number of shares of Common Stock equal to 23.646% of the total issued and outstanding shares of Common Stock of the Company as of the Closing Date.

               Solely for illustrative purposes, the calculation below sets forth, among other things, the number of shares of Common Stock to be purchased by the Investor at the Closing assuming that, upon consummation of the Primary Investment Transactions at the Closing, the Company shall have issued a total of 187,500,000 shares of Common Stock to the Investor and the Other Investors in exchange for aggregate gross proceeds of $75,000,000:

Number of Purchased Shares: 46,000,000

Indicated Percentage: 23.646%

Per Share Purchase Price: $0.40

Total Purchase Price: $18,400,000

[Exh-B]